Exhibit 4.1

PIPER JAFFRAY & CO.

Issuer

THE BANK OF NEW YORK MELLON
Trustee

AMENDED AND RESTATED INDENTURE

Dated as of April 30, 2015

SECURED COMMERCIAL PAPER NOTES- SERIES II

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TABLE OF CONTENTS

		Page
Article I.	DEFINITIONS AND CONSTRUCTION	2
Section 1.01	Definitions	2
Section 1.02	Rules of Construction	7
Section 1.03	Supplements Controlling	8
Article II.	THE SERIES II-A CP NOTES	8
Section 2.01	Form Generally	8
Section 2.02	Denominations	8
Section 2.03	Execution, Authentication and Delivery	9
Section 2.04	Authenticating Agent	10
Section 2.05	Registration of and Limitations on Transfer and Exchange of Series II-A CP Notes	11
Section 2.06	Mutilated, Destroyed, Lost or Stolen Series II-A CP Notes	13
Section 2.07	Persons Deemed Owners	14
Section 2.08	Appointment of Paying Agent	14
Section 2.09	Access to List of Series II-A CP Noteholders’ Names and Addresses	15
Section 2.10	Cancellation	15
Section 2.11.	Book Entry Series II-A CP Notes	15
Section 2.12	Notices to Clearing Agency	16
Section 2.13.	Definitive Series II-A CP Notes	16
Section 2.14	Series II-A CP Note Issuance Procedures	17
Section 2.15	Payment of Interest and Principal; Optional Redemption	20
Section 2.16	CUSIP Numbers	21
Article III.	REPRESENTATIONS AND COVENANTS OF ISSUER	21
Section 3.01	Representations and Warranties of the Issuer—General. The Issuer hereby represents and warrants to the Trustee and the Series II-A CP Noteholders, as of the Closing Date:	21
Section 3.02	General Covenants of the Issuer	23
Section 3.03	Collateral Maintenance; Substitution; Trustee Daily Collateral Reports	24
Section 3.04	Money for Series II-A CP Note Payments to Be Held in Trust	25
Section 3.05	Unclaimed Funds	26
Section 3.06	Successor Substituted	26
Section 3.07	Authorized Representative	26
Article IV.	SATISFACTION AND DISCHARGE	27
Section 4.01	Satisfaction and Discharge	27
Section 4.02	Application of Trust Money	27
Article V.	DEFAULTS AND REMEDIES	28
Section 5.02	Acceleration of Maturity; Rescission and Annulment	29
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Trustee	29
Section 5.04	Remedies	31
Section 5.05	Optional Preservation of Trust Assets	32
Section 5.06	Trustee May Enforce Claims Without Possession of Notes	32
Section 5.07	Limitation on Suits	33

This  AMENDED AND RESTATED INDENTURE is dated as of April 30, 2015 (as amended, supplemented or restated from time to time, this “Indenture”), between PIPER JAFFRAY & CO., a corporation organized under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Trustee have previously entered into an Indenture, dated as of April 2, 2012 (the “Original Indenture” and collectively with the Original Indenture, the “Indenture”), pursuant to which no Series II-A CP Notes are currently outstanding and hereby wish to amend and restate the Indenture and are executing and delivering this Indenture in order to provide for the continued issuance by the Issuer of the Series II-A CP Notes; and

WHEREAS, Trustee and Issuer each have executed a Letter of Representations (the “Letter of Representations”, which term shall include the procedures referred to therein) with the Issuer and the initial Clearing Agency, The Depository Trust Company (“DTC”) and a Certificate Agreement (the “Certificate Agreement”) with DTC which establish, among other things, the procedures to be followed by Trustee in connection with the issuance and custody of Book-Entry Series II-A CP Notes.

WHEREAS, The Bank of New York Mellon, as Securities Intermediary and, in its capacity as Trustee hereunder, as Secured Party, and Issuer, as Pledgor, each have executed a Collateral Account Control Agreement, dated as of April 2, 2012, whereby the Securities Intermediary established and maintained the Collateral Account (as defined herein).

NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

To secure payment and performance of the Series II-A CP Notes and other obligations of the Issuer under this Indenture, the Issuer hereby unconditionally grants, transfers, assigns, sets over, pledges and conveys to the Trustee, as Trustee and Secured Party, for the exclusive benefit of the Holders of the Series II-A CP Notes, subject to the terms of this Indenture and the Collateral Account Control Agreement (pursuant to which the Securities Intermediary will take instructions from the Pledgor or the Secured Party, as specified therein) a continuing security interest in and a lien on all of the Issuer’s right, title and interest in and to all assets held by the Securities Intermediary pursuant to the Collateral Account Control Agreement, including without limitation (a) all investment property held in the Collateral Account whether now or hereafter existing, including all payments of principal and interest received, collected or otherwise recovered on such investment property and all other proceeds received in respect of such investment property, (b) all cash, instruments or other property that are held or required to be deposited in the Collateral Account, including all investments made with funds in the Collateral Account, and (c) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards (collectively, the “Collateral”).

The foregoing Grants are made in trust to secure the Series II-A CP Notes equally and ratably without prejudice, priority or distinction between any Series II-A CP Note and any other Series II-A CP Notes, except as expressly provided in this Indenture and to secure (i) the payment of all amounts due on the Series II-A CP Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided herein (the “Secured Obligations”).

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Series II-A CP Notes may be adequately and effectively protected.

Article I.

DEFINITIONS AND CONSTRUCTION

Section 1.01               Definitions.

As used in this  Indenture and unless otherwise defined herein, capitalized terms used in this Indenture shall have the meanings assigned to them in the Collateral Account Control Agreement, the form of which is attached hereto as Exhibit F.

“Act” or “Act of the Series II-A CP Noteholders” has the meaning specified in Section 10.02 of this Indenture.

“Affiliate” means, with respect to a particular Person, (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer or general partner (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power to elect the directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Authorized Representative” has the meaning specified in Section 3.07 of this Indenture.

“Basic Documents” means this Trust Indenture and the Collateral Account Control Agreement.

“Book Entry Series II-A CP Notes” means beneficial interests in Notes designated as “Book Entry Series II-A CP Notes” in this Indenture, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.11; provided, that after the occurrence of a condition whereupon Definitive Series II-A CP Notes are to be issued to Note Owners, such Book Entry Series II-A CP Notes shall no longer be “Book Entry Series II-A CP Notes.”

“Business Day” means any day on which the Trustee and the appropriate depositories are open for business.

“Clearing Agency” means  an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means each date of issuance of Series II-A CP Notes.

“Collateral” has the meaning specified in the Granting Clauses herein.

“Collateral Account” means custodial account number PJH009, established and maintained by the Securities Intermediary under the Collateral Account Control Agreement.

“Collateral Account Control Agreement” means, the  Collateral Account Control Agreement, dated as of April 30, 2015, among The Bank of New York Mellon as Trustee, as Secured Party and, The Bank of New York Mellon, as Securities Intermediary, and the Issuer, as Pledgor, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, New York, New York, 10286

Attention:                                         Corporate Trust Administration

Dealing and Trading.

“Daily Collateral Report” means a report provided by the Trustee pursuant to Section 3.03, containing the information required in Exhibit E hereto.

“Definitive Series II-A CP Note” means a Series II-A CP Note in the form of a registered, physical certificated security issued or endorsed directly to the Holder thereof.

“Designated Officer” shall mean an officer of the Trustee charged with the administration of this Indenture.

“Dollars”, “$” or “U.S. $” means United States dollars and, where the context requires, means Dollars paid and/or held in the form of cash monies or dollar-denominated commercial deposit accounts.

“DTC” has the meaning specified in the Preamble to this Indenture.

“Eligible Collateral” has the meaning specified in Article 1 and Schedule I of the Collateral Account Control Agreement.

“Event of Default”  has the meaning specified in Section 5.01 of this Indenture.

“Interest Accrual Period” means, with respect to any interest-bearing Series II-A CP Notes, on any Interest Payment Date, the period from and including the preceding Interest Payment Date (or, in the case of the first Payment Date occurring after the related Closing Date, such Closing Date) to and excluding such Payment Date, in each case calculated on the basis of actual number of days over 360 days, subject to Section 10.10.

“Interest Payment Date” means the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing April 2012.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Issuance Notice” means the notice required to be provided by the Issuer to the Trustee pursuant to Section 2.14(c) of this Indenture.

“Issuer” means Piper Jaffray & Co., a Delaware corporation.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and includes the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

“Majority of Series II-A CP Noteholders” or “Majority Series II-A CP Noteholders”, means the Holders of Series II-A CP Notes evidencing in the aggregate more than 50% of the Outstanding amount of the Series II-A CP Notes.

“Margin Percentage” shall have the meaning specified in Article I of the Collateral Account Control Agreement.

“Margin Value” shall have the meaning specified in Article 1 of the Collateral Account Control Agreement.

“Margin Value Deficiency” means the excess of the Obligation Amount over the Margin Value.

“Master Series II-A CP Note” has the meaning specified in Section 2.01 of this Indenture.

“Maturity Date” means, as to each Series II-A CP Note, the Maturity Date set forth on the face thereof; provided, however, the Maturity Date of a Series II-A CP Note shall not be greater than 270 days or less than 27 days after the related Closing Date; and further provided that a Maturity Date must be on a Business Day.

“Note Account” means the account of that name established pursuant to Section 8.05 of this Indenture.

“Notice of Exclusive Control” has the meaning set forth in Article 1 of the Collateral Account Control Agreement.

‘Obligation Amount”  has the meaning specified in Article 1 of the Collateral Account Control Agreement.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the relevant party and delivered to the Trustee.

“Opinion of Counsel” means a written opinion reasonably acceptable to the party to whom the opinion is directed. of counsel, who may be counsel for or an employee of the Person providing the opinion.

“Outstanding” as of any date of determination and with respect to Series II-A CP Notes, refers to all Series II-A CP Notes theretofore authenticated and delivered under this Indenture, except:

(i)                                   Series II-A CP Notes theretofore cancelled or delivered for cancellation, as specified in this Indenture;

(ii)                                Series II-A CP Notes or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited as specified in this Indenture;

(iii)                             Series II-A CP Notes in exchange for or in lieu of which other Series II-A CP Notes have been authenticated and delivered pursuant to this Indenture, unless proof is presented to the Trustee that any such Series II-A CP Notes are held by a holder in due course; and

(iv)                            Series II-A CP Notes alleged to have been destroyed, lost or stolen and for which replacement Series II-A CP Notes have been issued as provided for in this Indenture.

“Paying Agent” means any paying agent appointed pursuant to Section 2.08 of this Indenture, and shall initially be the Trustee.

“Payment Date” means each Interest Payment Date and each Maturity Date.

“Permitted Lien” means with respect to the Collateral, Liens in favor of the Trustee pursuant to this Indenture.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Record Date” means the Business Day immediately preceding a Payment Date or Interest Payment Date .

“Relevant UCC State” means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest of the Issuer pursuant to the security interest granted to the Issuer or the Trustee.

“Secured Obligations” has the meaning assigned in the granting clauses of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in the Collateral Account Control Agreement.

“Series II-A CP Note Interest” means, with respect to any interest-bearing Series II-A CP Note, the interest payable in respect of such Series II-A CP Notes (as calculated in accordance with Section 2.15 hereof and payable pursuant to Section 8.02 of this Indenture), including any interest remaining unpaid from any prior Interest Payment Date.

“Series II-A CP Note Principal” means principal payable in respect of the Series II-A CP Notes pursuant to Section 8.02 of this Indenture.

“Series II-A CP Note Rate” means with respect to each Series II-A CP Note, the rate set by the Issuer at the time of issuance thereof, which rate shall be communicated to the Trustee by the Issuer in its Issuance Notice.

“Series II-A CP Note Register” means the register maintained pursuant to Section 2.05(a) of this Indenture, providing for the registration of the Series II-A CP Notes and transfers and exchanges thereof.

“Series II-A CP Noteholder  or Holder” means the Person in whose name a Series II-A CP Note is registered in the Series II-A CP Note Register.

“Series II-A CP Notes” means the Issuer’s Secured Commercial Paper Notes, issued pursuant to Section 2.01 of this Indenture and authenticated by the Trustee substantially in the form attached hereto as Exhibit A.

“Series II-A CP Note Owner or Owner” means with respect to a Book Entry Series II-A CP Note, the Person that is the beneficial owner of such Book Entry Series II-A CP Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Series II-A CP Note, the Person that is the registered owner of such Series II-A CP Note as reflected in the Note Register.

“Transfer” means to transfer, sell, exchange, pledge, hypothecate, participate, or otherwise assign, in whole or in part.

“Transfer Agent and Registrar” has the meaning specified in Section 2.05 of this Indenture.

“Trustee” means The Bank of New York Mellon, in its capacity as indenture trustee under this Indenture, or any successor trustee appointed as provided therein.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.02               Rules of Construction.

Except as otherwise expressly provided in this Indenture or unless the context otherwise clearly requires:

(a)              Defined terms include, as appropriate, all genders and the plural as well as the singular.  References to designated articles, sections, and other subdivisions of this Indenture, such as “Section 2.04(a),” refer to the designated article, section, or other subdivision of this Indenture as a whole and to all subdivisions of the designated article, section, or other subdivision.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, or other subdivision of this Indenture.

(b)              Any term that relates to a document or a statute, rule or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute or rule came into being, including changes that occur after the date of this Indenture.

(c)               Any party may execute any of its obligations under this Indenture either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Indenture; provide that any such party shall remain responsible to the other party hereto for the proper performance of its obligations hereunder.

(d)              The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)               All accounting terms used in an accounting context shall be construed in accordance with generally accepted accounting principles as in effect in the United States.  Capitalized terms used in this Indenture without definition that are defined in the Uniform Commercial Code are used in this Indenture as defined in the Uniform Commercial Code.

(f)                In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”

Section 1.03               Supplements Controlling.

If a conflict exists between the provisions of this Indenture and any Supplement, the provisions of the Supplement shall be controlling.

Article II.

THE SERIES II-A CP NOTES

Section 2.01               Form Generally.

The Notes shall be designated as the “Piper Jaffray Secured Series II-A CP Notes.”  The Notes, together with the Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Series II-A CP Notes, as evidenced by their execution of the Series II-A CP Notes.  Any portion of the text of any Series II-A CP Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Series II-A CP Note.

The Definitive Series II-A CP Notes and the global certificate (“Master Series II-A CP Note”) representing the Book Entry Series II-A CP Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Series II-A CP Notes, as evidenced by their execution of such Series II-A CP Notes.

Each Series II-A CP Note shall be dated the date of its authentication.  The terms of the Series II-A CP Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02               Denominations.

The Series II-A CP Notes shall be issued in minimum amounts of $100,000 and integral multiples of $5,000 in excess thereof.  Series II-A CP Notes shall be issued without coupons attached.  Purchases of the Series II-A CP Notes will not be permitted in principal amounts less than $1,000,000.

Section 2.03               Execution, Authentication and Delivery.

Each Series II-A CP Note shall be executed by manual or facsimile signature by an Authorized Representative of the Issuer and shall be authenticated by the Trustee at the written direction of an Authorized Representative of the Issuer.

Series II-A CP Notes bearing the manual or facsimile signature of an individual who was, at the time when the signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid notwithstanding the fact that the individual ceased to be so authorized prior to the authentication and delivery of the Series II-A CP Notes or does not hold that office at the date of issuance of the Series II-A CP Notes.

No Series II-A CP Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless a certificate of authentication appears on the Series II-A CP Note substantially in the form provided for in this Indenture executed by the Trustee by the manual signature of a duly authorized signatory.  The certificate of authentication upon any Series II-A CP Note shall be conclusive evidence, and the only evidence, that that Series II-A CP Note has been duly authenticated and delivered.

The Issuer will from time to time to the extent it determines to issue Definitive Series II-A CP Notes, furnish to the Trustee an adequate supply of Series II-A CP Notes.  Definitive Series II-A CP Notes, if any, shall be in substantially the form agreed upon by the Issuer and the Trustee and shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative (as hereafter defined), but shall otherwise be uncompleted. Book-Entry Series II-A CP Notes shall be represented by a single Master Series II-A CP Notes substantially in the form attached hereto as Exhibit A and  which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representations.  Pending receipt of instructions pursuant to this Agreement, the Trustee will hold the Master Series II-A CP  Note in safekeeping for the account of the Issuer or the Clearing Agency, as the case may be, in accordance with Trustee’s customary practice and the requirements of the Certificate Agreement.

Each Definitive Series II-A CP Note or Master Series II-A CP Note delivered to the Trustee shall be accompanied by a letter from the Issuer, as the case may be, identifying the Definitive Series II-A CP Note or Master Series II-A CP Note(s) transmitted therewith, and the Trustee shall acknowledge receipt of such Definitive Series II-A CP Note(s) or Master Series II-A CP Note(s) on the copy of such letter or pursuant to some other form of written receipt deemed appropriate by the Trustee at the time of delivery to the Trustee of such Definitive Series II-A CP Note(s) or Master Series II-A CP Note(s).  Pending the issuance of Definitive Series II-A CP Notes as provided in Section 2.13 of this Indenture, all Definitive Series II-A CP Notes and Master Series II-A CP Note(s) delivered to the Trustee shall be held by the Trustee for the account of the Issuer or the Clearing Agency, as the case may be, for safekeeping in accordance with the Trustee’s customary practice and the requirements of the Certificate Agreement.

Section 2.04               Authenticating Agent.

(a)              The Trustee may appoint authenticating agents (who must be Designated Officers of the Trustee) for the Series II-A CP Notes.  Any authenticating agent shall be authorized to act on behalf of the Trustee in authenticating the Series II-A CP Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Series II-A CP Notes.  Whenever reference is made in this Indenture to the authentication of Series II-A CP Notes by the Trustee or the Trustee’s certificate of authentication, that reference includes authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.  Each authenticating agent must be acceptable to the Issuer.

(b)              Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or the authenticating agent.

(c)               An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to that authenticating agent and to the Issuer.

(d)              The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section.

(e)               The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f)                Pursuant to an appointment made under this Section, the Series II-A CP Notes may be endorsed using, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Series II-A CP Notes described in the within-mentioned Indenture.

as Authenticating Agent
for the Trustee

By:
Authorized Signatory”

Dated:

Section 2.05     Registration of and Limitations on Transfer and Exchange of Series II-A CP Notes.

(a)           The Issuer shall cause to be kept a register (the “Series II-A CP Note Register”) in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Series II-A CP Notes as provided herein, a transfer agent and registrar (the “Transfer Agent and Registrar”) shall provide for the registration of the Series II-A CP Notes and of transfers and exchanges of the Series II-A CP Notes.  The Transfer Agent and Registrar shall initially be the Trustee, and the Series II-A CP Note Register shall initially be kept at the office of the Trustee.  Unless the context requires otherwise, any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and registrar appointed by the Trustee.

The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Issuer and the Series II-A CP Noteholders; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Issuer at its own expense has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Trustee.  If, after the date hereof, a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer shall give the Trustee prompt written notice of that appointment and of the location, and any change in the location, of the Series II-A CP Note Register.  The Trustee may inspect the Series II-A CP Note Register at all reasonable times and obtain copies of it, and the Trustee may conclusively rely upon a certificate executed by the Transfer Agent and Registrar as to the names, addresses and taxpayer identification numbers of the Series II-A CP Noteholders and the principal balances and numbers of the Series II-A CP Notes.

Upon surrender for registration of transfer of any Series II-A CP Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Series II-A CP Notes  in any authorized denominations of like aggregate principal balance.

At the option of a Series II-A CP Noteholder, Series II-A CP Notes may be exchanged for other Series II-A CP Notes in any authorized denominations of like aggregate principal balance, upon surrender of the Series II-A CP Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.  Whenever any Series II-A CP Note is so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Series II-A CP Notes which the Series II-A CP Noteholder making the exchange is entitled to receive.

All Series II-A CP Notes issued upon any registration of transfer or exchange of Series II-A CP Notes shall evidence the same obligations and the same debt, and their Holders shall be entitled to the same rights and privileges under this Indenture, as the surrendered Series II-A CP Notes or the Holders thereof, as applicable.

Every Series II-A CP Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (i) a written instrument of transfer in a form satisfactory to the Transfer Agent and Registrar and duly executed by, its Holder or any attorney-in-fact thereof duly authorized in writing, (ii) any representation letters or certifications required by the Series II-A CP Notes and (iii) any other documents reasonably required by the Transfer Agent and Registrar.  Each Series II-A CP Noteholder must satisfy all transfer restrictions set forth in the Series II-A CP Notes.

Each Series II-A CP Note shall be registered at all times as herein provided, and any transfer or exchange of such Series II-A CP Note shall be valid for purposes hereunder only upon registration of such transfer or exchange by the Transfer Agent and Registrar as provided herein.  Payments on any Payment Date shall be made to Series II-A CP Noteholders of record on the immediately preceding Record Date.

No service charge shall be made for any registration of transfer or exchange of Series II-A CP Notes, but the Transfer Agent and Registrar or any co-transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Series II-A CP Notes.

(b)           The Transfer Agent and Registrar shall at all times maintain in The City of New York, an office or offices or agency or agencies where Series II-A CP Notes may be surrendered for registration of transfer or exchange.

(c)           No Series II-A CP Note may be offered, sold, delivered or transferred (including, without limitation, by pledge or hypothecation) except to Qualified Institutional Buyers (“QIBs”) and Qualified Purchasers (“QPs”) (each, as defined in Exhibit B hereto), in each case purchasing for their own account.  Each Series II-A CP Note shall bear a restrictive legend to the foregoing effect substantially in the form of the legends on the face of the form of Series II-A CP Note at Exhibit A.

(d)           Each Prospective Owner  shall represent and warrant in writing in substantially the form set forth in Exhibit B hereto, to the Issuer, Indenture Trustee and the Series II-A CP Note Registrar and any of their respective successors that:

(i)            Such Person is duly authorized to purchase such Series II-A CP Notes and its purchase of investments having the characteristics of such Series II-A CP Notes is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

(ii)           Such Person understands that each holder of such Series II-A CP Note, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of this Indenture.

(e)           Each Prospective Owner of a Series II-A CP Note shall represent and warrant in writing, in substantially the form set forth in Exhibit B hereto, as applicable, to the Issuer, the Indenture Trustee and the Series II-A CP Note Registrar and any of their respective successors that:

(i)            Such Person is a QIB or QP and is acquiring such Series II-A CP Note for its own account or for the account of one or more QIBs or QPs for whom it is authorized to act; and

(ii)           Such Person understands that such Series II-A CP Notes have not been registered under the Securities Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Series II-A CP Notes, such Series II-A CP Notes may be offered, resold, pledged or otherwise transferred only to a person whom the seller reasonably believes is a QIB or QP that is purchasing such Notes for its own account or for the account of a QIB or QP, in each case in compliance with the requirements of this Indenture.

(f)            In the event that a Series II-A CP Note is transferred to a Person that does not meet the requirements of this Section 2.05, such transfer shall be of no force and effect, shall be void ab initio, and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Trustee or any intermediary; and neither the Indenture Trustee nor the Issuer shall make any payments on such Note for as long as such Person is the Series II-A CP Noteholders of such Series II-A CP Note.

(g)           Each Holder of a Series II-A CP Note (or Note Owner) desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer and the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws and any other restrictions specified in this Section 2.05.  Each holder of a Book-Entry Series II-A CP Note shall be deemed to have consented to such transfer restrictions.

(h)           The Trustee shall cause each Series II-A CP Note to contain a legend substantially similar to the applicable legend provided in Exhibit A hereto stating that transfer of such Notes is subject to certain restrictions as set forth herein.

(i)            Any purported transfer of a Series II-A CP Note (or any interest therein) not in accordance with this Section 2.05 shall be null and void and shall not be given effect for any purpose hereunder.

(j)            Neither the Trustee nor the Issuer will have the ability to monitor transfers of the Series II-A CP Notes while they are in book-entry form and neither will have any liability for transfers of Book-Entry Series II-A CP Notes in violation of any of the transfer restrictions described in this Section 2.05.

Section 2.06     Mutilated, Destroyed, Lost or Stolen Series II-A CP Notes.

If (a) the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Series II-A CP Note, and there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer, the Transfer Agent and Registrar and the Trustee harmless or (b) any mutilated Series II-A CP Note is surrendered to the Trustee, then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Trustee that the Series II-A CP Note has been acquired by a bona fide purchaser, the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Series II-A CP Note, a replacement Series II-A CP Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding.

However, if the mutilated, destroyed, lost or stolen Series II-A CP Note shall have become or within seven days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Series II-A CP Note, the Issuer may pay the Series II-A CP Note without its surrender, except that any mutilated Series II-A CP Note shall be surrendered.  If a bona fide purchaser of the original Series II-A CP Note in lieu of which a replacement Series II-A CP Note was issued (or payment was made) presents for payment the original Series II-A CP Note, the Issuer and the Trustee shall be entitled to recover the replacement Series II-A CP Note (or the payment) from the Person to whom it was delivered or any Person taking the replacement Series II-A CP Note from the Person to whom the replacement Series II-A CP Note was delivered or any assignee of that Person, except a bona fide purchaser.

Upon the issuance of any replacement Series II-A CP Note under this Section, the Issuer may require the payment by the Holder of the Series II-A CP Note of a sum sufficient to cover any tax or other governmental charge that may be imposed on that issuance and any other reasonable expenses (including the fees and expenses of the Trustee or the Transfer Agent and Registrar) connected with that issuance.

Every replacement Series II-A CP Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Series II-A CP Note shall constitute complete and indefeasible evidence of a claim against the Issuer secured by the lien of this Indenture, as if originally issued, whether or not the destroyed, lost or stolen Series II-A CP Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any other duly issued Series II-A CP Notes.

The provisions of this Section are exclusive and shall preclude all other rights and remedies regarding the replacement or payment of mutilated, destroyed, lost or stolen Series II-A CP Notes.

Section 2.07     Persons Deemed Owners.

Prior to due presentation for registration of transfer of any Series II-A CP Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Series II-A CP Note is registered as the owner of that Series II-A CP Note for the purpose of receiving distributions pursuant to the terms herein and for all other purposes whatsoever.  Neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

Section 2.08     Appointment of Paying Agent.

The Trustee shall always be a Paying Agent for the Series II-A CP Notes (and the Trustee hereby accepts its appointments as a Paying Agent hereunder).  The Issuer may appoint additional Paying Agents and may vary or terminate the appointment of any Paying Agent other than the Trustee.  Any additional Paying Agent appointed by the Issuer shall be a bank or other financial institution which, on the date of appointment, has short-term debt ratings of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s.

Notice of all changes in the identity or specified office of a Paying Agent shall be delivered promptly to the Series II-A CP Noteholders by the Issuer.

Section 2.09               Access to List of Series II-A CP Noteholders’ Names and Addresses.

(a)           The Transfer Agent and Registrar shall furnish or cause to be furnished to the Issuer, the Trustee, any Owner or any Paying Agent requesting it a list of the names and addresses of the Series II-A CP Noteholders within five Business Days after receipt by the Transfer Agent and Registrar of a written request therefor from that Person; provided, however, that in the case of a person claiming to be an Owner requesting a list of such names and addresses the Transfer Agent and Registrar shall not furnish such list until the Issuer shall have authorized release of such list and the Trustee shall have no liability for such release or the identity of the requesting person.

(b)           Every Series II-A CP Noteholder, by receiving and holding a Series II-A CP Note, agrees that none of the Issuer, the Trustee, the Transfer Agent and Registrar nor any of their respective agents and employees shall be held accountable for the disclosure of any information as to the names and addresses of the Series II-A CP Noteholders pursuant to clause (a) above.

Section 2.10               Cancellation.

All Series II-A CP Notes surrendered for payment, registration of transfer, exchange, or redemption shall be delivered to the Trustee and promptly canceled by it in accordance with its customary procedures.  The Issuer may at any time deliver to the Trustee for cancellation any Series II-A CP Notes previously authenticated and delivered that the Issuer may have acquired in any lawful manner.  All Series II-A CP Notes so delivered shall be promptly canceled by the Trustee in accordance with its customary procedures.  No Series II-A CP Notes shall be authenticated in lieu of or in exchange for any Series II-A CP Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Series II-A CP Notes held by the Trustee shall be disposed of by it in its customary manner unless the Issuer directs by a timely order that they be returned to it.  Promptly upon the written request of the Issuer, Trustee shall cancel and return to the Issuer issued Certificated Series II-A CP Notes in its possession at the time of such request.

Section 2.11.            Book Entry Series II-A CP Notes.

The Series II-A CP Notes will be issued in the form of typewritten Notes or Master Series II-A CP Notes representing Book Entry Series II-A CP Notes, to be delivered to, or to the Trustee, as custodian for, the  Clearing Agency, by, or on behalf of, the Issuer.  The Book Entry Series II-A CP Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the Clearing Agency, and no Owner of Book Entry Series II-A CP Notes thereof will receive a Definitive Series II-A CP Note representing such Series II-A CP Note Owner’s interest in such Book-Entry Note, except as provided in Section 2.13.  Unless and until definitive, fully registered Notes (the “Definitive Series II-A CP Notes”) have been issued to such Owners of Book Entry Series II-A CP Notes pursuant to Section 2.13:

(i)            the provisions of this Section shall be in full force and effect;

(ii)           the Note Registrar, the Trustee and the Issuer shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book Entry Series II-A CP Notes and the giving of instructions or directions hereunder) as the sole holder of the Book Entry Series II-A CP Notes, and shall have no obligation to the Owners of Book Entry Series II-A CP Notes;

(iii)          to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)          the rights of Owners of Book Entry Series II-A CP Notes shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners of Book Entry Series II-A CP Notes and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement.  Unless and until Definitive Series II-A CP Notes are issued pursuant to Section 2.13, neither the Trustee nor the Note Registrar shall register any transfer of a beneficial interest in a Book-Entry Note; and the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book Entry Series II-A CP Notes to such Clearing Agency Participants;  and

(v)           whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding balance of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners of Book Entry Series II-A CP Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book Entry Series II-A CP Notes and has delivered such instructions to the Trustee.

Section 2.12     Notices to Clearing Agency.

Whenever a notice or other communication to the Series II-A CP Noteholders is required under this Indenture, unless and until Definitive Series II-A CP Notes shall have been issued to such Owners of Book Entry Series II-A CP Notes pursuant to Section 2.13, the Trustee shall give all such notices and communications specified herein to be given to Owners of Book Entry Series II-A CP Notes to the Clearing Agency, and shall have no obligation to such Series II-A CP Noteholders.

Section 2.13.    Definitive Series II-A CP Notes.

If (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Series II-A CP Notes and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default hereunder, Series II-A CP Note Owners of the Book Entry Series II-A CP Notes representing beneficial interests aggregating at least a majority of the Outstanding Balance of the Book Entry Series II-A CP Notes advise the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Series II-A CP Note Owners, then the Clearing Agency shall notify all Owners of Book Entry Series II-A CP Notes, the Trustee and the Note Registrar of the occurrence of any such event and of the availability of Definitive Series II-A CP Notes to Owners of Book Entry Series II-A CP Notes requesting the same.  Upon surrender to the Note Registrar of the typewritten Notes representing the Book Entry Series II-A CP Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Note Registrar shall authenticate the Definitive Series II-A CP Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar, or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Series II-A CP Notes, the Trustee and the Issuer shall recognize the Holders of such Definitive Series II-A CP Notes as Noteholders.

Section 2.14     Series II-A CP Note Issuance Procedures.

(a)           On the initial Closing Date, the Issuer shall execute and the Trustee shall authenticate and deliver the Master Series II-A CP Note, which shall not contain a specified principal amount but shall represent the entire amount of Series II-A CP Notes Outstanding from time to time hereunder; provided that the maximum principal aggregate amount of the Series II-A CP Notes shall not exceed $150,000,000 at any time.  The Master Series II-A CP Note shall be held by Trustee as Issuing Agent and custodian for the Depository.

(b)           From time to time during the term of this Indenture and subject to the terms and conditions hereof, and upon the Trustee’s timely receipt of written or telecopy instructions, notice transmitted directly to the Trustee’s computers or in such manner as the Trustee then employs as its normal business practice (collectively, “Instructions”), not later than 5:00 p.m., New York City time, on a Business Day, from an Authorized Representative, on the day immediately preceding the day of issuance ( to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time on the day of issuance) of any Definitive Series II-A CP Notes (in the case of instructions from an Authorized Representative) the Trustee shall withdraw the respective Definitive Series II-A CP Notes from safekeeping and in accordance with the Instructions so received, take the following actions with respect to each such Definitive Series II-A CP Notes:

(i)            date each such Definitive Series II-A CP Notes the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized Representative shall ensure that such date is a Business Day and that it shall not less than 27 days or more than 270 days from the date of issue) and the face amount (provided that the Authorized Representative shall ensure that such face amount is not less than $100,000) thereof in figures;

(ii)           authenticate (by countersigning) each such Definitive Series II-A CP Notes in the appropriate space provided thereon; and

(iii)          deliver in the Borough of Manhattan south of Chambers Street each such Definitive Series II-A CP Notes to the person designated by such Authorized Representative against Payment in immediately available funds of the principal amount of Series II-A CP Notes.

(c)           In the case of Book-Entry Series II-A CP Notes, from time to time during the term of this Indenture and subject to the terms and conditions hereof, and upon the Trustee’s timely receipt of written or telecopy instructions, notice transmitted directly to the Trustee’s computers or in such a manner as the Trustee then employs as its normal business practices, and confirmed by the Issuer by the submission of an Issuance Notice, not later than 5:00 p.m., New York City time, on a Business Day, from an Authorized Representative, on the day immediately preceding the day of issuance ( to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time on the day of issuance) of any Book-Entry Series II-A CP Notes (in the case of instructions from an Authorized Representative) the Trustee shall give issuance instructions for the issuance of Book-Entry Series II-A CP Notes to the Clearing Agency in a manner set forth in, and take other actions as are required by, the Letter of Representations and the Certificate Agreement.  Instructions for the issuance of Book-Entry Series II-A CP Notes shall include the following information with respect to each Book-Entry Series II-A CP Note:

(i)                                     the date of issuance of each such Book-Entry Series II-A CP Note (which shall be a Business Day);

(ii)                                  the maturity date of each such Book-Entry Series II-A CP Note (provided that the Authorized Representative shall ensure that such date is a Business Day and that it shall not be less than 27 days or more than 270 days from the date of issue);

(iii)                               the face amount (provided that the Authorized Representative shall ensure that such face amount is not less than $100,000) in figures; and

(iv)                              the Interest Rate or discount factor.

Notwithstanding the foregoing, instructions with respect to Book-Entry Series II-A CP Notes to be issued on the date of this Agreement shall be provided not later than 9:00 a.m., New York City time, on the date of issuance to be followed up by the Issuer’s entry in the “MMI/OIS” system not later than 11:00 a.m., New York City time on the day of issuance.

(d)           Trustee shall send a report (by telecopy or other means permitted hereunder) except if otherwise provided to the Issuer on a monthly basis of the Trustee’s issuance of Series II-A CP Notes under this Section 2.14, including the maturity date and face amounts of each Series II-A CP Note issued.

(e)           Instructions must be received by the Trustee by 5:00 p.m., New York City time, on a Business Day, on the day immediately preceding the day of issuance, for physical issuance or for book-entry issuance ( to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time on the day of issuance).

(f)            The Issuer understands that although Trustee has been instructed to deliver Series II-A CP Notes against payment, delivery of Series II-A CP Notes may, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds.  Therefore, once Trustee has delivered a Series II-A CP Note as instructed by the Issuer, the Issuer shall bear the risk that a Series II-A CP Note purchaser fails to remit payment for the Series II-A CP Note.  Trustee shall have no liability to the Issuer for any failure or inability on the part of a purchaser to make payment for Series II-A CP Notes.  Nothing in this Agreement shall require Trustee to purchase any Series II-A CP Note or expend its own funds for the purchase price of a Series II-A CP Note or Series II-A CP Notes.

(g)           Except as may otherwise be provided in the Letter of Representations, if at any time the Issuer instructs Trustee to cease issuing Definitive Series II-A CP Notes and to issue only Book-Entry Series II-A CP Notes, the Trustee agrees that all Series II-A CP Notes will be issued as Book-Entry Series II-A CP Notes and that no Definitive Series II-A CP Notes shall be exchanged for Book-Entry Series II-A CP Notes unless and until the Trustee have received written instructions from an Authorized Representative to the contrary.

(h)           It is understood that Trustee is not under any obligation to assess or review the financial condition or credit worthiness of any person to or for whose account Trustee is instructed to deliver a Series II-A CP Note pursuant to instructions from an Authorized Representative or to advise the Issuer as to the results of any such appraisal or investigation Trustee may have conducted on its own or of any adverse information concerning any such person that may in any way have come to Trustee’s attention.

(i)            It is understood that the Clearing Agency may request the delivery of Definitive Series II-A CP Notes in exchange for Book-Entry Series II-A CP Notes upon the termination of the Clearing Agency’s services pursuant to the Clearing Agency Letter of Representations.  Accordingly, upon such termination, Trustee is authorized to complete and deliver Definitive Series II-A CP Notes in partial or complete substitution for Book-Entry Series II-A CP Notes of the same face amount and maturity as requested by the Clearing Agency.  Upon the completion or delivery of any such Definitive Series II-A CP Notes, Trustee shall annotate its records regarding the Master Series II-A CP Note with respect to such Book-Entry Series II-A CP Notes to reflect a corresponding reduction in the face amount of the Outstanding Book-Entry Series II-A CP Notes.  Trustee’s authority to so complete and deliver such Definitive Series II-A CP Notes shall be irrevocable at all times from the time a Book-Entry Series II-A CP Note is purchased until the indebtedness evidenced thereby is paid in full.

(j)            If Trustee shall receive instructions (confirmed in writing in accordance with this Indenture) from the Issuer not to issue or deliver Series II-A CP Notes, until revoked in writing or superseded by further written instructions from the Issuer, Trustee shall not issue or deliver Series II-A CP Notes, provided, however, that, Trustee shall be required to deliver Series II-A CP Notes in respect of agreements for the sale of Series II-A CP Notes concluded by an Authorized Representative prior to receipt by the Authorized Representative of notice of such instructions from the Issuer, if the Authorized Representative shall have confirmed such delivery to Trustee in writing prior to Trustee’s delivery of the Series II-A CP Notes.  For purposes of this Section (i), Trustee may rely on written notice given or delivered to Trustee by an Authorized Representative as to whether any particular Series II-A CP Notes are to be issued in respect of such agreements concluded by such Authorized Representative, and Trustee shall have no obligation to make any other or further investigation.

(k)           Each issuance of Series II-A CP Notes hereunder shall be subject to the conditions (to be monitored by the Issuer) that: (i) each representation, warranty and covenant of the Issuer contained in this Indenture is satisfied on the date of such issuance, (ii) there shall be no occurrence and continuance of an Event of Default that remains uncured, and (iii) there shall have been confirmed by the Securities Intermediary to the Trustee, on or prior to 12:00 noon, New York City time, that there is no Margin Value Deficiency (i.e., the aggregate Series II-A CP Note Principal Outstanding immediately after such issuance, taking into account any concurrent maturities and redemptions, shall not exceed the Margin Value), and no issuance shall occur unless these conditions are satisfied.  Notwithstanding the foregoing, the confirmation from the Securities Intermediary with respect to Book-Entry Series II-A CP Notes to be issued on the date of this Agreement shall be provided not later than 2:30 p.m., New York City time, on the date of issuance, or promptly thereafter.

Section 2.15     Payment of Interest and Principal; Optional Redemption.

(a)           Each Series II-A CP Note shall either (i) be sold at a discount to the face or par amount thereof and not bear interest or (ii) accrue interest at the stated Series II-A CP Note Rate and such interest shall be payable on each Interest Payment Date. If Series II-A CP Notes are issued with Interest, such Interest shall be computed on each such Series II-A CP Note on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.  The principal of the Series II-A CP Notes shall be payable on the related Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Series II-A CP Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee, or Majority CP Holders have declared the Series II-A CP Notes to be immediately due and payable in the manner provided in Section 5.02.  All principal payments on the Series II-A CP Notes shall be made to the Series II-A CP Noteholders entitled thereto.

(b)           By 11:00 a.m., New York City time, on each Payment Date, Issuer shall transfer to Paying Agent for deposit in the Note Account immediately available funds at least equal to the sum of any Series II-A CP Note Interest and the aggregate principal amount of all Series II-A CP Notes maturing on such Payment Date. In the event Issuer fails to make the payment by such time, the Trustee may provide DTC with a “refusal to pay” notice.   Paying Agent shall then pay on the Payment Date to each holder of the Series II-A CP Notes (which may, in the case of Book-Entry Series II-A CP Notes held by Paying Agent pursuant to the Certificate Agreement, be the Clearing Agency or a nominee of the Clearing Agency), (i) Series II-A CP Note Interest, if any, and (ii) the principal amount of all Series II-A CP Notes maturing on such Payment Date that are presented to Paying Agent for payment at or prior to 3:00 p.m., New York City time, on such day (or if presented after 3:00 p.m., New York City time, then on the next succeeding Business Day) to the extent of funds available in the Note Account.  Upon payment by Paying

Agent as aforesaid, Paying Agent shall mark Definitive Series II-A CP Note(s) presented as paid, cancel such Definitive Series II-A CP Note(s) and dispose of such cancelled Definitive Series II-A CP Notes in accordance with Section 2.10 of this Indenture.  After payment of any matured Book-Entry Series II-A CP Note, Paying Agent shall also annotate its records to reflect the remaining aggregate Outstanding principal amount of Book-Entry Series II-A CP Notes in accordance with the Letter of Representations.

(c)                                  Any Series II-A CP Note Interest and principal payable on the Maturity Date of any Definitive Series II-A CP Note shall be paid on the applicable Payment Date (to the extent of funds available in the Note Account) to the Person in whose name such Series II-A CP Note  is registered on the Record Date by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Paying Agent with a copy to the Trustee, if the Trustee is not the Paying Agent, at least five Business Days prior to the related Record Date, by the Holder of a Series II-A CP Note by wire transfer in immediately available funds to an account specified in the request and at the expense of such Series II-A CP Noteholder.

(d)                                 Upon the request of a Series II-A CP Noteholder, the Issuer may agree to (but in no event shall Issuer be required to) redeem some or all of such Noteholder’s Series II-A CP Notes.  If the Issuer agrees to such a redemption, the Issuer shall immediately notify the Trustee of the particular Series II-A CP Notes to be redeemed, including the related Maturity Date (and the new redemption date), the principal amount of the redemption and the CUSIP number.  The Trustee and the Issuer shall agree upon the procedures to be followed to execute such redemption request.  For all purposes hereunder, the redemption date shall be deemed to be the new Maturity Date for such Series II-A CP Notes so redeemed.

Section 2.16               CUSIP Numbers.

The Issuer in issuing the Series II-A CP Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series II-A CP Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series II-A CP Notes,  and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article III.

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01               Representations and Warranties of the Issuer—General.   The Issuer hereby represents and warrants to the Trustee and the Series II-A CP Noteholders, as of the Closing Date:

(a)              Organization and Good Standing.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power,

authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture and the Collateral Account Control Agreement and to execute and deliver to the Trustee the Series II-A CP Notes pursuant hereto.

(b)              Due Authorization; Enforceability.  The execution and delivery of this Indenture and the Collateral Account Control Agreement have been duly authorized by the Issuer by all necessary action on its part.  This Indenture, and the Collateral Account Control Agreement each constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(c)               No Conflicts.  The execution, delivery and performance of this Indenture and the Collateral Account Control Agreement, the execution and delivery of the Notes, and the performance of the transactions contemplated under the Basic Documents by the Issuer, do not (i) contravene its Articles of Incorporation or any other agreements pursuant to which it is organized, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Issuer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Issuer is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Trustee, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Issuer other than as specifically contemplated by this Agreement.

(d)              Use of Proceeds.  No proceeds of the issuance of any Series II-A CP Note will be used by the Issuer to purchase or carry any margin security within the meaning of, or otherwise contravene or conflict with any of, Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(e)               Certain Security Interest Representations.            The Issuer further represents and warrants as follows with respect to the security interest in the Collateral granted to the Trustee hereunder:

(i)                                             This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral pledged hereunder in favor of the Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)                                          The Issuer has taken or caused to be taken all steps necessary to perfect the security interest against the Collateral.

(iii)                                       At the time of conveyance hereunder the Issuer owned and had good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens and Liens, if any, which by their terms are released in full upon conveyance hereunder).

(iv)                                      The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the grant of the Collateral to the Trustee hereunder.

(v)                                         Other than the transfer to the Trustee pursuant to this Agreement, and any Liens or encumbrances which by their terms or otherwise are released in full upon conveyance hereunder, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.    The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral Notes other than any financing statement relating to the transfers hereunder or that has been or is being terminated or that relates to a Lien that is or was released in full upon or prior to the transfer hereunder.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

For the purposes of the representations and warranties contained in this Section 3.01 and made by the Issuer on the initial Closing Date, “Series II-A CP Notes” shall mean the Series II-A CP Notes issued on such Closing Date.  The representations and warranties set forth in this Section 3.01 shall survive the grant and assignment of the respective Collateral to the Trustee.  The Issuer hereby represents and warrants to the Trustee, as of each Closing Date that the representations and warranties of the Issuer set forth in this Section 3.01 are true and correct as of such date.  Upon discovery by the Issuer of a breach of any of the foregoing representations and warranties, the Issuer shall give written notice to the Series II-A CP Noteholders, within two (2) Business Days following such discovery.

Section 3.02               General Covenants of the Issuer.

The Issuer hereby covenants that:

(a)              Preservation of Legal Existence.  It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

(b)              Reporting Requirements.  Unless the Trustee (upon written direction of a Majority of Series II-A CP Noteholders) shall otherwise consent in writing, the Issuer shall furnish to the Trustee and the Trustee will furnish to the Series II-A CP Noteholders:

Event of Default.  As soon as possible, and in any event within five Business Days after the Issuer has knowledge of the occurrence of any Event of Default, a written statement of an Authorized Representative of the Issuer describing such event and the action that the Issuer proposes to take with respect thereto, in each case in reasonable detail.

(c)               Issuer’s Covenants and Agreements.  The Issuer will duly observe and perform all covenants and agreements of the Issuer set forth in this Indenture and the Collateral Account Control Agreement.

(d)              Security Interests.  Except for the grants and assignments hereunder, the Issuer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien), on any Collateral, whether now existing or hereafter created or arising, or any interest therein; the Issuer will immediately notify the Trustee of the existence of any Lien (other than a Permitted Lien) on any Collateral; and the Issuer shall defend the right, title and interest of the Trustee in, to and under the Collateral, whether now existing or hereafter created or arising, against all claims of third parties claiming through or under the Issuer, including, but not limited to, the filing of any continuation statements required by applicable law.

Upon discovery by an Authorized Representative of the Issuer of a breach of any of the foregoing covenants, the Issuer shall give written notice to the other parties hereto, and to the Series II-A CP Noteholders, within two Business Days following such discovery.  Upon receipt by a Designated Officer of the Trustee of written notice of a breach of any of the foregoing covenants, the Trustee shall give written notice to the other parties to hereto, and to the Series II-A CP Noteholders, within two Business Days following  receipt of such written notice.

Section 3.03               Collateral Maintenance; Substitution; Trustee Daily Collateral Reports.

On the initial Closing Date, the Issuer shall have deposited in the Collateral Account, Eligible Collateral with a Margin Value of not less than the Obligation Amount.  At or before 1:00 p.m. New York City time each Business Day thereafter, Securities Intermediary will determine the Margin Value of the Collateral, in accordance with Article III of the Collateral Account Control Agreement.  If the Securities Intermediary notifies the Issuer at or before 1:00 p.m. New York City time on any Business Day of the existence of a Margin Deficiency (taking into account any new issuance, maturities or redemptions), then on or before 3:30 p.m. New York City time on such Business Day, the Issuer shall deliver to Securities Intermediary for deposit into the Collateral Account an amount of Collateral at least equal to the Margin Deficiency.  If the Securities Intermediary notifies the Issuer after 1:00 p.m. New York City time on any Business Day of the existence of a Margin Deficiency, the Issuer shall use its best efforts to deliver on or before the close of business on such Business Day,  to Securities Intermediary for deposit into the Collateral Account an amount of Collateral at least equal to the Margin Deficiency; provided, however, that in no case shall the Issuer deliver such Collateral after  1:00 p.m. New York City time on the following Business Day.

Assuming that Securities Intermediary has not received a Notice of Exclusive Control (in the form of Exhibit C hereto) from the Trustee, as Secured Party, pursuant to Section 5.04, and provided that there shall not be a Collateral Deficiency immediately after any substitution referred to herein, the Issuer shall be permitted at any time prior to 3:30 p.m. New York City time during any Business Day, to substitute new Eligible Collateral for existing Eligible Collateral in the Collateral Account having at least the same market value as the Eligible Collateral for which the substitution is made held; provided however that on any Business Day on which new Series II-A CP Notes are being issued, no such substitutions shall be permitted after 12:00 noon New York City time.  Such substitutions shall be effectuated by the Securities Intermediary upon receipt of Oral or Written Instructions of the Issuer in the manner specified in Article III of the Collateral Account Control Agreement.

The Trustee shall obtain from the Securities Intermediary’s data base, Access Edge, the information needed to prepare and shall prepare and deliver a Daily Collateral Report on each Business Day to the Issuer.  The Daily Collateral Report shall be made available through GCT Investor Reporting to beneficial owners of the Series II-A CP Notes requesting such access.

Section 3.04               Money for Series II-A CP Note Payments to Be Held in Trust.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which that Paying Agent agrees with the Trustee that it will, and the Trustee hereby agrees in its capacity as Paying Agent, subject to the provisions of this Section, that it will:

(i)                                     hold all sums held by it for the payment of amounts due on the Series II-A CP Notes in trust for the benefit of the Persons entitled to them until those sums are paid to the Persons entitled to them or otherwise disposed of as provided in this Indenture, and pay those sums to the Persons entitled to them as provided in this Indenture;

(ii)                                  give the Issuer and the Trustee notice of any default by the Issuer in the making of any payment required to be made on the Series II-A CP Notes of which it has actual knowledge;

(iii)                               at any time during the continuance of any payment default on the Series II-A CP Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by it for the payment of Notes;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Series II-A CP Notes if at any time it ceases to meet the standards required to be met for a Paying Agent at the time of its appointment; and

(v)                                 withhold from any payments made by it on any Series II-A CP Notes of any applicable withholding taxes imposed on them and comply with any applicable withholding reporting requirements.

To obtain the satisfaction and discharge of this Indenture or for any other purpose, the Issuer may at any time in writing direct any Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent.  Those sums shall be held by the Trustee upon the same trusts as those upon which they were held by the Paying Agent.  Upon that payment by any Paying Agent to the Trustee, that Paying Agent shall be released from all further liability regarding that money.

Section 3.05               Unclaimed Funds.

On the request of the Issuer, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Series II-A CP Note and remaining unclaimed for two years after it has become due and payable shall be paid to the Issuer.  The Holder of the Series II-A CP Note on which payment was due shall thereafter look only to the Issuer for payment as an unsecured general creditor.  All liability of the Trustee or the Paying Agent regarding that trust money to the extent so paid to the Issuer shall thereupon cease.  The Trustee or the Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once, in a newspaper of general circulation published in the English language and customarily published on each Business Day in New York, New York and in the city in which the principal corporate trust office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of the publication, any unclaimed balance of that money then remaining will be repaid to the Issuer.  The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of a release of payment (including mailing notice of the release to Series II-A CP Noteholders whose Series II-A CP Notes have been called but have not been surrendered for redemption or whose right to monies payable but not claimed is determinable from the records of any Paying Agent, such notice to be mailed to the last address of record of each such Series II-A CP Noteholder).

Section 3.06               Successor Substituted.

Upon any consolidation or merger or any transfer of the assets of the Issuer substantially as an entirety, the Person formed by or surviving the consolidation or merger (if other than the Issuer) or the Person to which the transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer.  The entity that was the Issuer prior to the transfer shall be released from its obligations under this Indenture as Issuer immediately upon the effectiveness of the transfer, but shall not be released from any obligations or liabilities to the Trustee or the Series II-A CP Noteholders arising prior to such effectiveness.

Section 3.07               Authorized Representative

The Issuer has furnished to the Trustee, and from time to time thereafter may furnish to the Trustee and shall furnish to you upon the Trustee’s request, certificates (“Incumbency Certificates”) of a responsible officer of the Issuer certifying the incumbency and specimen signatures of officers or agents of the Issuer authorized to execute Series II-A CP Notes on behalf of the Issuer by manual or facsimile signature and/or to take other action hereunder on behalf of the Issuer (each an “Authorized Representative”).   Until the Trustee has received a subsequent incumbency certificate of the Issuer, the Trustee is entitled to conclusively rely on the last such certificate delivered to the Trustee for purposes of determining the Authorized Representatives.  The Trustee shall not have any responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Series II-A CP Notes, or to determine whether any facsimile or manual signature resembles the specimen signature(s) filed with the Trustee by a duly authorized officer of the Issuer.  Any Series II-A CP

Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Issuer after the authentication thereof by Trustee notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Series II-A CP Note is countersigned or delivered to the Trustee.

Article IV.

SATISFACTION AND DISCHARGE

Section 4.01               Satisfaction and Discharge.

This Indenture shall cease to be of further effect with respect to the Series II-A CP Notes, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Series II-A CP Noteholders to receive payments of principal of and interest on the Notes, (d) the rights and immunities of the Trustee under this Indenture, including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02 and (e) the rights of Series II-A CP Noteholders as beneficiaries of this Indenture regarding property deposited under Section 4.02 with the Trustee and payable to any of them, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to those Series II-A CP Notes, on demand of and at the expense of the Issuer, when either:

(i)                                     All Series II-A CP Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (A) Series II-A CP Notes that have been destroyed, lost, or stolen and that have been replaced or paid as provided in Section 2.06 and (B) Series II-A CP Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.02); or

(ii)                                  (A)                               the Issuer has deposited or caused to be deposited with the Trustee all other sums payable hereunder by the Issuer; and

(B)                               the Issuer has delivered to the Trustee an Officer’s Certificate of the Issuer stating that all amounts payable under this Indenture to the Series II-A CP Noteholders have been paid.

Notwithstanding the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee, the obligations of the Issuer to the Trustee under Section 6.07 and of the Trustee to the Series II-A CP Noteholders under Section 4.02 shall survive such satisfaction and disharge.

Section 4.02               Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it in accordance with the provisions of the Series II-A CP Notes and this Indenture to make payments of all sums due and to become due on the Series II-A CP Notes for principal and interest to the Series II-A CP Noteholders for whose payment the monies have been deposited with the Trustee.  These payments may be made either directly or through any Paying Agent, as the Trustee may determine.  These monies need not be segregated from other funds except to the extent required herein.

Article V.

DEFAULTS AND REMEDIES

Section 5.01               Events of Default.

(a)         The occurrence of any one of the following shall constitute a default (each an “Event of Default”) by Issuer hereunder: (i) if Issuer shall fail to pay any (A) Series II-A CP Note Principal, within five (5) days after the date on which such payment shall become due and payable, or declared due and payable, or (B) Series II-A CP Note Interest, if any, within five (5) days after the date on which such payment of interest shall become due and payable, or declared due and payable; (ii) if Issuer shall fail to pledge additional Collateral as required under Section 3.03 hereof; (iii) if Issuer shall default in the performance or observance of any other of its obligations under this Indenture or the Collateral Account Control Agreement and such default shall remain uncured for a period of fifteen (15) days after notice from Trustee; (iv) if any representation, warranty, statement, report or certificate made or delivered by Issuer or any of its officers, employees or agents, to the Trustee or Series II-A CP Noteholders as required hereunder, is not true and correct in any material respect when made or deemed made; (v) if Issuer shall (A) become insolvent, (B) not be paying its debts generally as such debts become due, (C) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (D) have a petition filed by or against Issuer under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (E) have any of its assets attached, seized or levied upon, or (F) otherwise become the subject of any insolvency or creditor enforcement proceedings, provided however, that any involuntary petition or other proceeding against Issuer shall not be an Event of Default unless an order for relief is entered or such proceeding remains undismissed for at least sixty (60) days; or (vi) if this Indenture, any Series II-A CP Note, or the Collateral Account Control Agreement, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by Issuer as to their validity and/or enforceability, for any reason, or if Issuer shall for any reason deny any further liability to the Series II-A CP Noteholders hereunder and thereunder.

(b)         Within five days after the occurence of an Event of Default described in Section 5.01(iii) thorough (vi), the Issuer shall deliver to the Trustee written notice in the form of an Officer’s Certificate stating the particulars of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status, and what action the Issuer is taking or proposes to take regarding the event.

(c)          Upon the occurrence and during the continuance of any Event of Default, Issuer may not request the issuance of any additional Series II-A CP Notes under this Indenture, and Trustee may then forthwith cease authenticating and issuing any additional Series II-A CP Notes under this Indenture without any notice to Issuer.

Section 5.02               Acceleration of Maturity; Rescission and Annulment.

(a)              If an Event of Default in clause (v)(C), (D), (E) or (F) of the definition thereof shall occur, the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Series II-A CP Notes through the date of acceleration, shall become immediately due and payable and no notice to such effect from the Issuer, any Series II-A CP Noteholder or any other Person to the Trustee shall be required.  Upon the occurrence and during the continuance of an Event of Default described in Sections 5.01(i) or (ii), and upon the receipt of any notice of an Event of Default pursuant to Section 5.01(b), the Majority Series II-A CP Noteholders may declare all the Series II-A CP Notes to be immediately due and payable by a notice in writing to the Issuer and to the Trustee.  Upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Series II-A CP Notes through the date of acceleration, shall become immediately due and payable.

(b)              If at any time a declaration of acceleration of maturity has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Majority Series II-A CP Noteholders may rescind and annul the declaration and its consequences by written notice to the Issuer and the Trustee if:

(i)                                     the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

1)                                             all payments of principal of and interest on the Series II-A CP Notes and all other amounts that would then be due under this Indenture or upon the Series II-A CP Notes if the Event of Default giving rise to the acceleration had not occurred; and

2)                                             all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and outside counsel; and

(ii)                                  all Events of Default, other than the nonpayment of the principal of the Series II-A CP Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03               Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that upon the acceleration of the maturity of the Series II-A CP Notes pursuant to Section 5.02 and the demand of the Trustee, the Issuer will immediately pay to the Trustee for the benefit of the Series II-A CP Noteholders the whole amount then due and payable on the Series II-A CP Notes for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, in the order set forth herein and, in addition thereto, any further amount necessary to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay these amounts forthwith upon the demand of the Trustee, the Trustee, in its own name and as Trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute the proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law.

If an Event of Default occurs and is continuing, the Trustee may, in its discretion and subject to the provisions of Section 5.02, Section 5.12 and Section 6.01, proceed to protect and enforce its rights and the rights of the Series II-A CP Noteholders under this Indenture by whatever appropriate proceedings the Trustee may deem necessary to protect and enforce any of those rights, whether for the specific enforcement of any covenant or agreement contained in the Collateral Account Control Agreement or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by law.

If proceedings relating to the Issuer under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency, or other similar law are pending, or if a receiver, assignee, or trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official has been appointed for or taken possession of the Issuer or its property, or if any other comparable judicial proceedings relating to the Issuer or the creditors or property of the Issuer are pending, then regardless of whether the principal of any Series II-A CP Notes shall then be payable by their terms or by declaration or otherwise and regardless of whether the Trustee has made any demand pursuant to this Section, the Trustee shall be entitled and empowered, by intervention in the proceedings or otherwise:

(a)              to file and prove a claim for the whole amount of principal and interest owing and unpaid on the Series II-A CP Notes, and to file any other papers or documents that may be appropriate to have the claims of the Trustee and of the Series II-A CP Noteholders allowed in any proceedings relating to the Issuer upon the Notes, or to the creditors or property of the Issuer,

(b)              to vote on behalf of the Series II-A CP Noteholders in any election of a trustee or a standby trustee in any arrangement, reorganization, liquidation, or other bankruptcy or insolvency proceedings or in any election of any Person performing similar functions in comparable proceedings, and

(c)               to collect any monies or other property payable or deliverable on any such claims, and to distribute all amounts received on the claims of the Series II-A CP Noteholders and of the Trustee on their behalf, and any trustee, receiver, liquidator, custodian, or other similar official is authorized by each of the Series II-A CP Noteholders to make payments to the Trustee, and, if the Trustee consents to payments going directly to the Series II-A CP Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel, and all other expenses and liabilities incurred (including attorneys’ fees and expenses), and all advances made, by the Trustee and each predecessor Trustee except as shall have been determined to have been caused by its own gross negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Series II-A CP Noteholders any plan of reorganization, arrangement, adjustment, or composition affecting the Series II-A CP Notes or the rights of any Series II-A CP Noteholder, or to authorize the Trustee to vote regarding the claim of any Series II-A CP Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or Person performing similar functions.

In any proceedings involving this Indenture or the Series II-A CP Notes the Trustee shall represent all the Series II-A CP Noteholders, and it shall not be necessary to make any Series II-A CP Noteholders parties to the proceedings.

Section 5.04               Remedies.

(a)              If an Event of Default has occurred and is continuing and the maturity of the Series II-A CP Notes has been accelerated, the Trustee shall immediately provide to the Securities Intermediary a Notice of Exclusive Control in the form of Exhibit C hereto, after which Trustee shall have sole and exclusive authority to issue Oral and Written Instructions with respect to the Collateral Account, and, subject to Section 5.05, Section 5.12 and Article VI hereof, shall do one or more of the following:

(i)                                     institute proceedings in its own name and as trustee for an express trust for the collection of all amounts then payable on the Series II-A CP Notes or under this Indenture (whether by declaration or otherwise), enforce any judgment obtained, and collect from the Collateral Account securing the Series II-A CP Notes monies adjudged due;

(ii)                                  only if so instructed in writing by all Series II-A CP Noteholders, sell or liquidate all or a portion of the Collateral at one or more public or private sales called and conducted in accordance with Section 5.16 to the extent permitted by law; provided, however, that if the proceeds of such sale or liquidation distributable to the Series II-A CP Noteholders are insufficient to discharge in full all amounts then due and unpaid upon the Series II-A CP Notes for principal and interest, the Trustee shall not proceed with such sale or liquidation unless the Holders of 100% of the Series II-A CP Notes (other than any Series II-A CP Notes then held by the Issuer or any Affiliate thereof) consent in writing thereto;

(iii)                               institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral; and

(iv)                              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Series II-A CP Noteholders under this Indenture.

For the purpose of determining the sufficiency or insufficiency in clause (ii) above, the Trustee shall be provided by the Series II-A CP Noteholders with and may conclusively rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Collateral for these purposes.

(b)              The proceeds of the sale or other liquidation of the Collateral shall be distributed as follows:

1)            first, to the Trustee, all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and outside counsel; and.

2)            second, to the payments of principal of and interest on the Series II-A CP Notes and all other amounts then due under this Indenture or upon the Series II-A CP Notes.

(c)               The Trustee may fix a record date and payment date for any payment to Series II-A CP Noteholders pursuant to this Section.  At least 15 days before that record date, the Trustee shall mail to each Series II-A CP Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 5.05     Optional Preservation of Trust Assets.

If the Series II-A CP Notes have been declared to be payable under Section 5.02 following an Event of Default and the declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral.  It is the intent of the parties to this Indenture and the Series II-A CP Noteholders that all principal of and interest on the Series II-A CP Notes be paid in full when due.  The Trustee shall take direction from 100% of the Series II-A CP Noteholders in determining whether to maintain possession of the Collateral, and may rely upon an opinion of an independent investment banking or accounting firm of national reputation addressed to the Trustee as to the feasibility of the proposed action and as to the sufficiency of the Collateral for these purposes.

Section 5.06     Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Series II-A CP Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series II-A CP Notes or their production in any proceeding relating to them.  Any proceeding instituted by the Trustee shall be brought in its own name as Trustee.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Series II-A CP Noteholders and any other parties entitled thereto upon which the judgment has been obtained.

Section 5.07     Limitation on Suits.

No Series II-A CP Noteholder shall have any right to institute any proceedings, judicial or otherwise, regarding this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(a)              Series II-A CP Noteholders of not less than 25% of the Series II-A CP Notes have made written request to the Trustee to institute the proceeding in its own name as Trustee;

(b)              those Series II-A CP Noteholders have previously given written notice to the Trustee of a continuing Event of Default;

(c)               those Series II-A CP Noteholders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with their request;

(d)              the Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute appropriate proceedings; and

(e)               no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the Majority Series II-A CP Noteholders.

No one or more Series II-A CP Noteholders may in any manner whatever under any provision of this Indenture affect, disturb, or prejudice the rights of any other Series II-A CP Noteholder or obtain or seek to obtain priority or preference over any other Series II-A CP Noteholder or enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Series II-A CP Noteholders.

If the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Series II-A CP Noteholders, each representing less than Majority Series II-A CP Noteholders, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture; provided, however, that the Trustee shall be under no obligation to act until it is directed by the Majority Series II-A CP Noteholders.

Section 5.08     Unconditional Rights of Series II-A CP Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, each Series II-A CP Noteholder shall have the absolute and unconditional right to receive payment of the principal of and interest on its Series II-A CP Note as that principal and interest becomes due and payable and to institute suit for the enforcement of that payment.  This right shall not be impaired without the consent of the affected Series II-A CP Noteholder.

Section 5.09     Restoration of Rights and Remedies.

If the Trustee or any Series II-A CP Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and that proceeding has been discontinued or abandoned, or has been determined adversely to the Trustee or to the Series II-A CP Noteholder, then the Issuer, the Trustee, and the Series II-A CP Noteholder shall, subject to any determination in that proceeding, be restored to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Series II-A CP Noteholders shall continue as though no proceeding had been instituted.

Section 5.10     Rights and Remedies Cumulative.

No right, remedy, power, or privilege herein conferred upon or reserved to the Trustee or to the Series II-A CP Noteholders is intended to be exclusive of any other right, remedy, power, or privilege.  Every right, remedy, power, or privilege shall be cumulative and in addition to every other right, remedy, power, or privilege given under this Indenture or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right, remedy, power, or privilege shall not preclude any other further assertion or the exercise of any other appropriate right, remedy, power, or privilege.

Section 5.11     Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Trustee or of any Series II-A CP Noteholder or other Person, any right, remedy, power, or privilege upon any Event of Default shall impair that right, remedy, power, or privilege or constitute a waiver of it or of the Event of Default or an acquiescence in the Event of Default.  Every right, remedy, power, or privilege given by this Article or by law to the Trustee or to the Series II-A CP Noteholders may be exercised as often as may be deemed expedient by the Trustee or by the Series II-A CP Noteholders, as the case may be.

Section 5.12     Rights of Series II-A CP Noteholders to Direct Trustee.

Majority Series II-A CP Noteholders may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee regarding the Series II-A CP Notes or exercising any trust or power conferred on the Trustee regarding the Notes.

Notwithstanding the foregoing and subject to Section 6.01:

(a)              the Trustee may decline any direction if the Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

(b)              the Trustee may decline any direction if the Trustee in good faith, by a Designated Officer of the Trustee, determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unjustly prejudicial to Series II-A CP Noteholders not parties to that direction.

Section 5.13     Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Series II-A CP Notes as provided in Section 5.02 (except in the case of subsection (a)(ii) below), Majority Series II-A CP Noteholders may, on behalf of all the Series II-A CP Noteholders, waive in writing any past default on the Series II-A CP Notes and its consequences, except:

(a)              a default in the payment of the principal or interest on any Series II-A CP Note (which may be waived only with the consent of all of the Series II-A CP Noteholders), or

(b)              regarding any of the provisions under Section 9.02 that cannot be modified or amended without the consent of the Series II-A CP Noteholder of each outstanding Series II-A CP Note affected.

Upon any written waiver, the default shall cease to exist, and any Event of Default arising from it shall be deemed to have been cured for every purpose of this Indenture.  No such waiver shall extend to any subsequent or other default or impair any right consequent to it.

Section 5.14     Undertaking for Costs.

All parties to this Indenture agree, and each Series II-A CP Noteholder by its acceptance of a Series II-A CP Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, any court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by that party litigant.  The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Series II-A CP Noteholders (in compliance with Section 5.07) holding in the aggregate not less than 25% of the principal balance of the outstanding Series II-A CP Notes, or to any suit instituted by any Series II-A CP Noteholder for the enforcement of the payment of the principal or interest on any Series II-A CP Note on or after the Payment Date on which the principal or interest was due (or, in the case of redemption, on or after the applicable redemption date).

Section 5.15     Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture.  The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16     Sale of Trust Assets.

(a)              The method, manner, time, place, and terms of any sale of all or any portion of the Collateral pursuant to Section 5.04 shall be commercially reasonable. Any sale of the Collateral by the Trustee shall be deemed to have been commercially reasonable.  The Trustee may from time to time postpone any sale by public announcement made at the time and place of the sale.

(b)              In any sale of all or any portion of the Collateral pursuant to Section 5.04, any Series II-A CP Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of the sale may hold, retain, and possess and dispose of the property, without further accountability, and may, in paying the purchase money for the property, deliver any outstanding Series II-A CP Notes or claims for interest on the Series II-A CP Notes in lieu of cash up to the amount that shall, upon distribution of the net proceeds of the sale, be payable thereon, and those Series II-A CP Notes, if the amounts so payable are less than the amount due on the Notes, and such Series II-A CP Notes shall be returned to the Series II-A CP Noteholder after being appropriately stamped to show partial payment.

(c)               The Trustee may bid for and acquire any portion of the Collateral securing the Series II-A CP Notes in a public sale, and may pay all or part of the purchase price by crediting against amounts owing to the Trustee under this Indenture, including, without limitation, the costs, charges and expenses incurred by the Trustee in connection with the sale notwithstanding the provisions of Section 6.07.

(d)              The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral upon its sale.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral upon its sale, and to take all action necessary to effect its sale.  No purchaser or transferee of any portion of the Issuer’s interest in the Collateral shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

Section 5.17     Action on Notes.

The Trustee’s right to seek and recover judgment on the Series II-A CP Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Series II-A CP Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under that judgment upon any portion of the Trust Assets or upon any of the assets of the Issuer.  Any money or property collected by the Trustee shall be applied as specified in Section 5.04 of this Indenture.

Section 5.18     Limited Rights of Certain Series II-A CP Noteholders.

Neither the Issuer or any Affiliate thereof as Holders of any Series II-A CP Notes issued pursuant to this Indenture related thereto shall have any rights to direct the Trustee to take any action in respect of the Series II-A CP Notes pursuant to this Indenture, unless the Issuer or Affiliate owns 100% of the outstanding Series II-A CP Notes or no Series II-A CP Notes are then outstanding.

Article VI.

THE TRUSTEE

Section 6.01     Duties of Trustee.

(a)              If an Event of Default has occurred and is continuing and the Trustee has actual knowledge or written notice of that Event of Default, the Trustee shall, before receiving directions from Majority Series II-A CP Noteholders, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

(b)              The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.  In the absence of willful misconduct or negligence on its part, the Trustee may conclusively rely (as to their truth and correctness) and shall be fully protected in relying upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)               The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders; or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall review them to determine whether they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d)              No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of subsection (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Designated Officer of the Trustee unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of Majority Series II-A CP Noteholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee, under this Indenture.  The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith at the direction of the Issuer.

(e)               No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers.

(f)                The Trustee shall have no power to vary the Collateral, including (i) accepting any substitute Collateral, (ii) adding any other investment, obligation, or security to the Collateral or (iii) withdrawing investments from the Collateral  Notwithstanding the foregoing or any other provision to the contrary in this Indenture, if the Trustee shall receive a direction from (i) 100% of the Series II-A CP Noteholders (including the Issuer or an Affiliate to vary the Collateral in accordance with Section 5.18) or (ii) from the Issuer if no Series II-A Notes are then outstanding, the Trustee shall be authorized to vary the Collateral in accordance with such direction.

(g)               The Trustee shall have no responsibility or liability for investment losses on the Collateral.

(h)              For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Designated Officer of the Trustee has actual knowledge of the event or has received written notice of it.  For the purposes of determining the Trustee’s responsibility and liability under this Indenture, any reference to an Event of Default shall be construed to refer only to such event of which the Trustee is deemed to have notice as described in this subsection.

(i) The Trustee shall have no duty or responsibility for the preparation, filing, continuation or correctness of any financing statement or for the validity or perfection of any lien or security interest.

(j) Delivery of any reports or information by the Trustee shall not constitute actual or constructive knowledge of any condition or information specified therein.

(k) Any intellectual property created or generated in the preparation of Daily Collateral Reports shall, as between the Trustee and Issuer, be owned by the Trustee, and Issuer shall have no rights with respect thereto.

Section 6.02     Notice of Event of Default.

Upon the occurrence of any Event of Default of which a Designated Officer of the Trustee has actual knowledge or has received written notice, the Trustee shall transmit by mail notice of the occurrence of the event to all Series II-A CP Noteholders as their names and addresses appear on the Series II-A CP Note Register within 5 days after it receives written notice or obtains actual knowledge of the event.

Section 6.03     Rights of Trustee.

(a)              The Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)              Whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action, the Trustee (unless other evidence is specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officer’s Certificate of the Issuer;

(c)               As a condition to the taking, suffering or omitting of any action by it, the Trustee may consult with counsel, and the advice of counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in reliance thereon;

(d)              The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Series II-A CP Noteholders pursuant to this Indenture, unless the Series II-A CP Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction;

(e)               The Trustee shall not be bound to make any investigation into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and, if the Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)                The Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it or (ii) the supervision of those agents, attorneys, custodians or nominees appointed with due care;

(g)               The Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Trustee by this Indenture;

(h)                 The Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith based upon instructions or notices contemplated in this Indenture which the Trustee reasonably believed in good faith to have been given by an Authorized Representative; and

(i)                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                    The Bank of New York Mellon, in whatever capacity acting, shall have no liability whatsoever for the action or inaction of any Clearing Agency.

(k)                 Trustee is authorized to utilize any generally recognized pricing information service (including brokers and dealers of securities) or may rely on prices provided by the Securities Intermediary in order to perform its valuation responsibilities hereunder, and the parties hereto agree that Trustee shall not be liable for any loss, damage or expense (including attorney’s fees) incurred as a result of errors or omissions of any such pricing information service, broker or dealer, or in any prices provided by the Securities Intermediary.

Section 6.04     Not Responsible for Recitals or Issuance of Notes.

The recitals contained in this Indenture and in the Notes, except the certificate of authentication of the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Notes, or any related document.  The Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.05     May Hold Notes.

The Trustee, any Paying Agent, any Transfer Agent and Registrar, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Series II-A CP Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent and Registrar, or other agent.

Section 6.06     Money Held in Trust.

Any money held by the Trustee in trust under this Indenture need not be segregated from any other funds held by the Trustee in trust under this Indenture except to the extent required by this Indenture.  The Trustee shall be under no liability for interest on any money received by it under this Indenture except as otherwise agreed upon in writing by the Trustee.

Section 6.07     Compensation, Reimbursement and Indemnification.

(a)              The Issuer agrees:

(i)                                     to pay the Trustee the Trustee fees set forth in the Trustee Fee Letter;

(ii)                                  except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request, and in accordance with the Trustee Fee Letter, for all expenses, disbursements, and advances incurred or made by the Trustee pursuant to this Indenture (including all costs and expenses incurred by the Trustee exercising any remedies under this Indenture and the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement, or advance that shall be determined to have been caused by its negligence or willful misconduct); and

(iii)                               to indemnify the Trustee, its officers, directors, employees, and agents against any loss, liability, expense, damage, or injury suffered or sustained without negligence or willful misconduct on its part, arising in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability from the exercise or performance of any of its powers or duties under this Indenture.

(b)         The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section until at least one year and one day after the payment in full of all the Series II-A CP Notes issued under this Indenture.

(c)                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(a)(v) or Section 5.01(a)(vi), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(d)                 The provisions of this Section shall survive the termination of this Indenture.

Section 6.08     Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section.  The Trustee may resign at any time upon 60 days’ written notice to the Issuer.  Majority Series II-A CP Noteholders may remove the Trustee with or without cause by so notifying the Trustee and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(i)                                     the Trustee fails to satisfy Section 6.11;

(ii)                                  the Trustee is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer takes charge of the Trustee or its property or its affairs for the purpose of rehabilitation, conservation, or liquidation; or

(iii)                               the Trustee otherwise becomes legally unable to act.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee satisfactory to the Series II-A CP Noteholders.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the

Series II-A CP Noteholders.  The retiring Trustee, upon payment of its charges hereunder, shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or Majority Series II-A CP Noteholders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to satisfy Section 6.11, any Series II-A CP Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the removed or retiring Trustee.

Section 6.09     Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving, or transferee corporation or banking association without any further act shall be the successor Trustee if that corporation or banking association is otherwise qualified and eligible under Section 6.11.  The Trustee shall provide the Issuer and all Series II-A CP Noteholders prior written notice of any such transaction.

If any Series II-A CP Notes have been authenticated but not delivered at the time a successor to the Trustee by merger, conversion, consolidation, or transfer succeeds to the trusts created by this Indenture, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee and deliver the Series II-A CP Notes so authenticated.

Any successor to the Trustee may authenticate Series II-A CP Notes in the name of the successor Trustee and those certificates of authentication shall have the full force that it is anywhere provided in the Series II-A CP Notes or in this Indenture that certificates of authentication of the Trustee shall have.

Section 6.10     Appointment of Co-Trustee or Separate Trustee.

(a)              Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of any part of the Collateral, and to vest in those Persons, in such capacity and for the benefit of the Series II-A CP Noteholders, title to any part of the Collateral and, subject to the other provisions of this Section, the powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee under this Indenture shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Series II-A CP Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b)              Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and the separate trustee or co-trustee jointly (the separate trustee or co-trustee is not authorized to act separately without the Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular acts are to be performed the Trustee is incompetent or unqualified to act, in which event the rights, powers, duties, and obligations shall be performed singly by the separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee; under this Indenture; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)               Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every instrument of appointment shall be filed with the Trustee.

(d)              Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority to do any lawful act under this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, without the appointment of a new or successor trustee.

Section 6.11     Eligibility; Disqualification.

The Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recently filed report of condition.

Section 6.12     Representations and Covenants of Trustee.

The Trustee represents, warrants and covenants that:

(i)                                             it is a banking corporation duly organized and validly existing under the laws of the State of New York;

(ii)                                          it has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and the Collateral Account Control Agreement; and

(iii)                                       each of this Indenture and the Collateral Account Control Agreement has been duly executed and delivered by the Trustee and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

Section 6.13     Trustee as Paying Agent, Registrar and Authenticating Agent.

Where the Trustee shall act in the capacity of Paying Agent, Registrar, Authenticating Agent and issuing agent (collectively, the “Agent Capacity”), neither the Trustee nor its officers, employees or agents shall be liable for any act or omission thereunder, except in the case of a judicial determination of its own gross negligence or willful misconduct as described in Section 6.14 in this Indenture.  The duties and obligations of the Trustee in its Agent Capacity and those of its officers and employees shall be determined by the express provisions of this Indenture, and the Trustee and its officers, employees and agents shall be responsible for the performance of only such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against the Trustee or its officers, employees or agents.  Neither the Trustee or its officers, employees or agents shall be required to ascertain whether any issuance or sale of Series II-A CP Note(s) (or any amendment or termination of this Indenture) has been duly authorized or is in compliance with any other agreement, ordinance, resolution or other undertaking or document to which the Issuer is a party or by which it or its property may be bound (whether or not the Trustee is a party to such other agreement).

Section 6.14     Liability in Agent Capacity.

The Issuer hereby indemnifies and holds the Trustee in its Agent Capacity, and its employees and any of its officers and agents harmless, from and against, and the Trustee in its Agent Capacity shall not be liable for, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (including, without limitation, interest and reasonable attorneys’ fees, expenses, and the allocable costs of in-house legal services) arising out of or resulting from the exercise of its rights and/or the performance of its duties (or those of its agents and employees) hereunder; provided, however, that the Issuer shall not be liable to indemnify or pay you with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that shall be determined to have been caused by your own gross negligence or willful misconduct or that of your officers or employees.  The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by the Trustee in its Agent Capacity upon electronically transmitted instructions (authorized herein) received by it from, or believed by it in good faith to have been given by, the proper person or persons.  The provisions of this Section 6.14 shall survive (i) the Trustee’s resignation or removal in its Agent Capacity and (ii) the termination of this Indenture.

In no event shall the Trustee, whether as Trustee or in its Agent Capacity be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Article VII.

SERIES II-A CP NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

Section 7.01     Issuer to Furnish Trustee Names and Addresses of Series II-A CP Noteholders.

Within five days after each Record Date, the Transfer Agent and Registrar, at the direction of the Issuer, will cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Series II-A CP Noteholders as they appear on the Series II-A CP Note Register as of that Record Date.  At any other time the Trustee may request the Issuer to furnish, on ten days’ written notice, a list of similar form and content as of a date not more than 10 days prior to the time the list is furnished.  So long as the Trustee is the Transfer Agent and Registrar, the Issuer shall not be required to furnish such lists and the Trustee shall furnish to the Issuer such list upon ten days’ written request.

Section 7.02     Preservation of Information; Communications to Series II-A CP Noteholders.

(a)              The Trustee shall preserve, in as current a form as is reasonably practicable, the names, addresses and taxpayer identification numbers of the Series II-A CP Noteholders contained in the most recent list furnished to the Trustee under Section 7.01 and the names, addresses and taxpayer identification numbers of the Series II-A CP Noteholders received by the Trustee in its capacity as Transfer Agent and Registrar.  The Trustee may destroy any list furnished to it under Section 7.01 upon receipt of a new list so furnished.

(b)              If any Series II-A CP Noteholder applies in writing to the Trustee stating that it desires to communicate with other Series II-A CP Noteholders regarding their rights under this Indenture or under the Notes, then the Trustee shall, within five Business Days after the receipt of the application, afford that Series II-A CP Noteholder access to the information preserved at the time by the Trustee in accordance with subsection (a) of this Section.

(c)          If any Owner applies in writing to the Trustee stating that it desires to communicate with other Owners regarding their rights under this Indenture or under the Notes, then the Trustee shall, within five Business Days after the receipt of the application, afford that Owner access to the information preserved at the time by the Trustee in accordance with subsection (a) of this Section; provided, however, that in the case of a person claiming to be an Owner requesting such information, the Trustee shall not furnish such information until the Issuer shall have authorized release of such information and the Trustee shall have no liability for such release or the identity of the requesting person

Article VIII.

ACCOUNTS, ACCOUNTING AND RELEASES

Section 8.01     Collection of Money.

Except as otherwise expressly provided in this Indenture, the Trustee may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture.  The Trustee shall hold all such money and property received by it in trust for the Series II-A CP Noteholders and shall apply such property and money as provided in this Indenture.

Section 8.02     Distributions.

On each Payment Date, the Trustee shall, in accordance with Section 2.15 of this Indenture, distribute to the Series II-A CP Noteholders payments due thereunder.

Section 8.03     Release of Trust Assets, Etc..

(a)              Subject to the payment of its fees and expenses, the Trustee, when required by the Basic Documents shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee’s interest in the same.  No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)              Upon written direction of an Authorized Representative of the Issuer, the Trustee shall, at such time as there are no Series II-A CP Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Series II-A CP Notes (other than any cash held for the payment of the Series II-A CP Notes pursuant to Section 4.02).

Section 8.05     Establishment of Note Account.

The Trustee, for the benefit of the Series II-A CP Noteholders, shall establish and maintain with a separate segregated trust account (the “Note Account”), bearing a designation clearly indicating that the funds therein are held for the benefit of the Series II-A CP Noteholders.

Article IX.

SUPPLEMENTAL INDENTURES

Section 9.01     Supplemental Indentures Without Consent of Series II-A CP Noteholders.

(a)              The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative of the Issuer, may enter into one or more indentures supplemental to this Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     to correct or amplify the description of any property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Trustee any property required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)                                  to evidence the succession, in compliance with Section 3.06, of another Person to the Issuer, and the assumption by the successor of the covenants of the Issuer herein and in the Series II-A CP Notes;

(iii)                               to add to the covenants of the Issuer, for the benefit of the Series II-A CP Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)                              to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v)                                 to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters arising under this Indenture or in any supplemental indenture so long as the interests of any Series II-A CP Noteholder are not adversely affected; or

(vi)                              to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change any of the provisions of this Indenture necessary to facilitate the administration of the trusts under this Indenture by more than one trustee, pursuant to the requirements of Article VI.

The Trustee is authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)              The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative of the Issuer, may also enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Series II-A CP Noteholders under this Indenture; provided that such action will not, as evidenced by an Opinion of Counsel of the Issuer, delivered and acceptable to the Trustee, adversely affect in any material respect the interests of any Series II-A CP Noteholder.

Section 9.02     Supplemental Indentures with Consent of Series II-A CP Noteholders.

The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative of the Issuer, also may, with the consent of a Majority of Series II-A CP Noteholders, by an Act of the Series II-A CP Noteholders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of those Series II-A CP Noteholders under this Indenture.  However, no such supplemental indenture shall, without the consent of each Series II-A CP Noteholder affected thereby:

(i)                                     change the due date of any installment of principal of or interest on any Series II-A CP Note, or reduce the principal amount of any Series II-A CP Note, the interest rate on any Series II-A CP Note or the redemption price of any Series II-A CP Note or change any place of payment where, or the coin or currency in which, any Series II-A CP Note or any interest on it is payable;

(ii)                                  impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds, as provided in Article V, to the payment of any amount due on the Series II-A CP Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

(iii)                               reduce the percentage that constitutes “Majority Series II-A CP Noteholders” or the consent requirements of the Holders which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iv)                              reduce the percentage of the aggregate outstanding amount of any Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

(v)                                 decrease the percentage of the aggregate principal amount of the Series II-A CP Notes required to amend the sections of this Indenture that specify the applicable percentage of the aggregate principal amount of the Series II-A CP Notes necessary to amend this Indenture;

(vi)                              modify or alter the provisions of this Indenture regarding the voting of Series II-A CP Notes held by the Issuer or any Affiliate thereof;

(vii)                           permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture on any part of the Collateral for any Series II-A CP Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any Collateral assets or deprive any Series II-A CP Noteholder of the security provided by the Lien of this Indenture; or

(vi)                              to provide for the termination or replacement of any external credit enhancement in accordance with the provisions hereto.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Series II-A CP Noteholders to which that supplemental indenture relates written notice provided to the Trustee by the Issuer setting forth in general terms the substance of that supplemental indenture.  The failure of the Trustee to mail any such notice, or any defect therein, shall not in any way impair or affect the validity of that supplemental indenture.

Section 9.03     Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and that supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Series II-A CP Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05     Reference in Series II-A CP Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form as to any matter provided for in that supplemental indenture.  If the Issuer so determines, new Series II-A CP Notes so modified as to conform, in the opinion of the Issuer, to that supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Article X.

MISCELLANEOUS

Section 10.01   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to those matters in one or several documents.

Any certificate or opinion of an Authorized Representative of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Representative or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Issuer, stating that the information with respect to those factual matters is in the possession of such party, unless such Authorized Representative or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to those matters are erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of that certificate or report (as the case may be), of the facts and opinions stated in that document shall in such case be conditions precedent to the right of the Issuer to have that application granted or to the sufficiency of that certificate or report.  The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.02   Acts of Series II-A CP Noteholders.

(a)              Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Series II-A CP Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by those Series II-A CP Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by those Series II-A CP Noteholders.  Except as herein otherwise expressly provided, any such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Series II-A CP Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)              The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)               The ownership of Series II-A CP Notes shall be proved by the Series II-A CP Note Register.

(d)              Any request, demand, authorization, direction, notice, consent, waiver, or other action by any Series II-A CP Noteholder shall bind the Holder (and any transferee thereof) of every Series II-A CP Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.03   Notices, Etc.  to Trustee, Issuer and Issuer.

(a)              Any request, demand, authorization, direction, notice, consent, waiver, or Act of Series II-A CP Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)                                     the Trustee by any Series II-A CP Noteholder or by the Issuer shall be sufficient for every purpose hereunder (x) if in writing and mailed, first-class postage prepaid, to the address set forth below or (y) if made, given, furnished or filed in writing to a Designated Officer of the Trustee, by facsimile transmission or by other electronic  means acceptable to the Trustee to or with the Trustee at

The Bank of New York Mellon
101 Barclay Street, Floor 7 West

New York, New York 10286
Attention:                                         Corporate Trust Administration

Dealing and Trading

Facsimile No.: (212) 815-2830

(ii)                                  the Issuer by the Trustee or by any Series II-A CP Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the address set forth below or (y) if made, given, furnished or filed in writing to the Issuer, by facsimile transmission or by other electronic means acceptable to the Issuer to or with the Issuer at:

Piper Jaffray & Co.

800 Nicollet Mall, J13S22

Minneapolis, MN  55402-7020

Attn:  Treasury Department

Telephone:                                   (612) 303-6805

Facsimile:                                         (612) 303-1316

, or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 10.04   Notices to Series II-A CP Noteholders; Waiver.

Where this Indenture provides for notice to Series II-A CP Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Series II-A CP Noteholder affected by such event, at the address of that Series II-A CP Noteholder as it appears on the Series II-A CP Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Series II-A CP Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Series II-A CP Noteholder shall affect the sufficiency of such notice with respect to other Series II-A CP Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, that notice may be waived in writing by any Person entitled to receive such notice, before the event, and any such waiver shall be the equivalent of that notice.

If because of the suspension of regular mail service, it is impractical to mail notice of any event to Series II-A CP Noteholders when that notice is required to be given, then any manner of giving that notice that is satisfactory to the Trustee shall be deemed to be a sufficient giving of that notice.

The Issuer shall give prompt written notice to each Series II-A CP Noteholder of any of the following occurrences: (a) the appointment of a successor Trustee and (b) the execution of a supplemental indenture pursuant to Article IX.

Section 10.05   Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Series II-A CP Notes to the contrary, the Issuer, with the consent of the Trustee, may enter into any agreement with any Series II-A CP Noteholder providing for a method of payment, or notice by the Trustee or any Paying Agent to that Series II-A CP Noteholder, that is different from the methods provided for in this Indenture for payments or notices.  The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with those agreements.

Section 10.06   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.07   Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.08   Separability.

If any provision in this Indenture or in the Series II-A CP Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.09   Benefits of Indenture.

Except as set forth in Section 10.13, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Series II-A CP Noteholders, any benefit.

Section 10.10       Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Series II-A CP Notes or this Indenture) payment need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.11       Governing Law.

THIS INDENTURE AND EACH SERIES II-A CP NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS-OF-LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY CONSENT TO THE JURISDICTION OF A STATE OR FEDERAL COURT SITUATED IN NEW YORK, NEW YORK  IN CONNECTION WITH ANY SUIT HEREUNDER.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.12       Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13       Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Series II-A CP Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership or other equity interest  in the Issuer or (iii) any manager, partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer, or of any holder of a membership or other equity interest in the Issuer.

Section 10.14       No Petition.

The Trustee, by entering into this Indenture, and each Series II-A CP Noteholder, by accepting a Note, hereby covenant that they will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, until at least one year and one day after the payment in full of all Series II-A CP Notes issued under this Indenture.

Section 10.15  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Amended and Restated  Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

PIPER JAFFRAY & CO., as ISSUER
BY:

By:	/s/ Timothy L. Carter
Printed Name: Timothy L. Carter
Title: Managing Director and Treasurer

THE BANK OF NEW YORK MELLON, as TRUSTEE
By:	/s/ Stacey B. Poindexter
Printed Name: Stacey B. Poindexter
Title: Vice President

EXHIBIT A- FORM OF MASTER SERIES II-A CP NOTE

PIPER JAFFRAY & CO.

SERIES II-A SECURED COMMERCIAL PAPER MASTER NOTE

THIS MASTER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, OR (II) A QUALIFIED PURCHASER (“QP”) WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED,  ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER SIMILARLY QUALIFIED  PURCHASERS, PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION, SUBJECT TO THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE NOTE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PIPER JAFFRAY & CO.

SERIES II-A SECURED COMMERCIAL PAPER MASTER NOTE

Date of Issuance: April 2, 2012

Piper Jaffray & Co., a corporation organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of all Series II-A CP Notes Outstanding at the related Maturity Date therefor, which principal amounts and Maturity Dates shall be as identified on the Issuing Agent’s records (the “Records”), as Custodian for Cede & Co., in accordance with Section 2.14 of the Indenture, plus Interest on each interest bearing Series II-A CP Note on the related Interst Payment Date as set forth in the Records.  The principal of and interest on the Series II-A CP Notes are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to each Series II-A CP Note shall be applied first to interest, if any, due and payable on such Series II-A CP Note and then to the unpaid principal of such Series II-A CP Note.

Reference is made to the further provisions of the Series II-A CP Notes set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Master Series II-A CP Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Series II-A CP Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

SEE REVERSE FOR CERTAIN DEFINITIONS

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Signatory as of the date set forth below.

Date: April 2, 2012

PIPER JAFFRAY & CO.

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Master Series II-A CP Notes of Piper Jaffray & Co.designated above and referred to in the within-mentioned Indenture.

Date: April 2, 2012

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely
as Indenture Trustee,

By:
Authorized Signatory

[REVERSE OF NOTE]

This Master Series II-A CP Note is being held by the Issuing Agent, as custodian for DTC acting as Depository, and registered in the name of Cede & Co., a nominee of DTC.  This Master Series II-A CP Note represents the Issuer’s obligations under each duly authorized issue of the Series II-A CP Notes of the Issuer, designated as its Senior Secured Commercial Paper Notes (herein called the “Series II-A CP Notes”), all issued under an Indenture dated as of April 2, 2012 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and as Issuing Agent and Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Series II-A CP Notes.  Each of the Series II-A CP Notes represented by this Master Series II-A CP Note shall be issued pursuant to the procedures set forth in the Indenture, including an identification in the Issuing Agent’s records of the Issuance Date, the Maturity Date, the Interest Rate, if any, the Discount, if any, and the CUSIP applied to such Series II-A CP Note.  All of the Series II-A CP Notes represented by this Master Notes are subject to all terms of the Indenture. All terms used in this Master Series II-A CP Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

As described above, the entire unpaid principal amount of each Series II-A CP Note represented by this Master Series II-A CP Note shall be due and payable on related Maturity Date set forth in the Records. Notwithstanding the foregoing, the entire unpaid principal amount of each Series II-A CP Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Majority Noteholders have declared the Series II-A CP Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Series II-A CP Notes shall be made pro rata to the Series II-A CP Noteholders entitled thereto.

Each Series II-A CP Noteholder or Series II-A CP Note Owner, by acceptance of a Series II-A CP Note or, in the case of a Series II-A CP Note Owner, a beneficial interest in a Series II-A CP Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Series II-A CP Notes or under any certificate or other writing delivered in connection therewith, against the Indenture Trustee.

On each CP Interest Payment Date, commencing on April 15, 2012, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Series II-A CP Note is registered at the close of business on the Record Date an amount equal to the related Series II-A CP Note Interest, if any, at the Interest Rate set forth in the Issuing Agent’s records for such Series II-A CP Notes.

Distributions on each Series II-A CP Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor.

This Series II-A CP Note is a direct an unconditional obligation of the Issuer and is secured equally and ratably  by  certain collections and recoveries respecting the Collateral, all as more specifically set forth herein and in the Indenture and the Collateral Account Control Agreement, dated as of April 2, 2012, between the Indenture Trustee, as Secured Party, The Bank of New York Mellon, as Securities Intermediary and the Isuuer, as Pledgor. The Series II-A CP Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental agency.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Master Series II-A CP Note is registrable in the Note Register upon surrender of this Master Series II-A CP Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Series II-A CP Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.  As of the date any such Series II-A CP Notes are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note

The Series II-A CP Notes are issuable only as registered Series II-A CP Notes. As provided in the Indenture and subject to certain limitations therein set forth, the Series II-A CP Notes are exchangeable for new Series II-A CP Notes evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Issuer, the Indenture Trustee, the Issuing Agent, the Paying Agent and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Series II-A CP Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

THIS MASTER SERIES II-A CP NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF

THE GENERAL OBLIGATIONS LAW, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Series II-A CP Noteholders of all amounts required to be paid to them pursuant to the Indenture and the disposition of all Collateral held by the Securities Intermediary on behalf of the Trustee.

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE MASTER NOTE]

The following exchanges of a part of this Master Note for an interest in another Master Note or for an Individual Note, or exchanges of a part of another Master Note or Individual Note for an interest in this Master Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Master Note	Amount of Increase in Principal Amount of this Master Note	Principal Amount of this Master Note following such decrease (or increase)	Signature of authorized officer of Note Registrar

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                        , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed

*      NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B - FORM OF INVESTOR REPRESENTATION LETTER FOR SERIES II-A CP NOTES

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, New York 10286

Attention:                                         Corporate Trust Administration

Dealing and Trading

Piper Jaffray & Co.

800 Nicollet Mall, J13S22

Minneapolis, MN  55402-7020

Attention: Short Term Desk

Re: Piper Jaffray & Co. Series II-A CP Notes issued pursuant to the Amended and

Restated  Indenture, dated as of April 30, 2015, between Piper Jaffray & Co., as

Issuer, and The Bank of New York Mellon, as Indenture Trustee

In connection with our initial purchase of the Series II-A CP Notes, and any future purchases of the Series II-A CP Notes we make while this letter is in effect, the undersigned (the “Purchaser”) hereby acknowledges, represents to and agrees with Piper Jaffray & Co. (the “Issuer”) and the Indenture Trustee as follows:

(1)           We understand and acknowledge that the Series II-A CP Notes are exempt securities under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 3(a)(3) thereof and that the Issuer is offering the Series II-A CP Notes only to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act of 1933, as amended)(“QIBs”) and Qualified Purchasers (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended) (“QPs”).  We represent that we are a QIB and/or QP.  “Investments” refers to securities of issuers that are not affiliated with us, and the amount of Investments referred to above generally refers to the value thereof without regard to the stated or principal amount.

(2)           We are purchasing the Series II-A CP Notes, and any future purchases of the Series II-A CP Notes covered by this letter will be, for our own account or for the accounts of one or more QIBs or QPs for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with any distribution thereof.  We will (i) not make any sale or other transfer of fractional interests in the Series II-A CP Notes to any transferee, and (ii) only make transfers to QIBs or QPs.

(3)          We acknowledge that the Issuer and the Indenture Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, in connection with this and any future purchases covered hereby, and agree that, if any of the acknowledgements, representations or agreements deemed to have been made by our purchase of the Series II-A CP Notes are no longer accurate, we shall promptly notify the addressees; and if we are acquiring any Series II-A CP Notes as a fiduciary or agent for one or more Persons who qualify as QIBs or QPs, we represent that we have sole investment discretion with respect to each such Person and that we have full power to make the foregoing acknowledgements, representations and agreements on behalf of each such Person.  Each of the following acknowledgements, representations and agreements will be deemed to be remade in their entirety for any future purchases we make that are covered by this letter.

(4)           We (i) have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of our prospective investment in the Series II-A CP Notes, (ii) are financially able to bear such risk, (iii) in making such investment are not relying on the advice or recommendations of the Issuer or any of their respective affiliates (or any representative of any of the foregoing), and represent that none of such parties or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for us and (iv) have determined that an investment in the Series II-A CP Notes is suitable and appropriate for us.  We have had access to such financial and other information concerning the Issuer and the Series II-A CP Notes as we have deemed necessary to make our own independent decision to purchase the Series II-A CP Notes, including the opportunity, at a reasonable time prior to our purchase of the Series II-A CP Notes, to ask questions and receive answers concerning the Issuer and the terms and conditions of the offering of the Series II-A CP Notes.

(5)           We understand that there is no trading market for the Series II-A CP Notes and that no assurance can be given as to the liquidity of any trading market for the Series II-A CP Notes and that it is unlikely that a trading market for the Series II-A CP Notes will develop.  We further understand that, although the Issuer may from time to time make a market in the Series II-A CP Notes, the Issuer is under no obligation to do so and, following the commencement of any market-making, may discontinue the same at any time.  Accordingly, we are prepared to hold the Series II-A CP Notes for an indefinite period of time or until the Maturity Date.

(6)           The Series II-A CP Notes were not offered or sold to us by any form of general solicitation or advertising, including but not limited to:

(a)              any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

(b)              any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(7)           We understand and agree that in making decisions as to whether to purchase or sell the Series II-A CP Notes, we must rely on our own examination of the Issuer and the terms of the Series II-A CP Notes and that the Issuer shall not be deemed to make any recommendation regarding the amounts of any investment in the Series II-A CP Notes or the suitability of an investment in the Series II-A CP Notes by us.  We have carefully reviewed the Offering Memorandum, dated as of April 30, 2015, and we acknowledge that (i) the Issuer of the Series II-A CP Notes is Piper Jaffray & Co., (ii) our registered representative at Piper Jaffray & Co. in connection with this purchase is an employee of Piper Jaffray & Co., (iii) Piper Jaffray & Co. will compensate our registered representative with a commission that is determined by reference to the dollar amount of the Series II-A CP Notes we are purchasing from you and (iv) we are aware that the relationships referred to above pose a potential conflict of interest.

(8)           We are the beneficial owner of at least $1,000,000 of the Series II-A CP Notes and hereby request access to the Daily Collateral Reports pursuant to Section 3.03 of the Indenture and any other notices required under the Indenture to be sent to [mailing address].  We agree that any such reports shall be received by us as confidential and will not be disseminated to any other person or organization.

We understand that this letter shall continue in effect and apply to any purchases of the Series II-A CP Notes that are sold pursuant to the Offering Memorandum, dated as of April 30, 2015 and that if any of the acknowledgements, representations or agreements deemed to have been made upon each purchase of the Series II-A CP Notes are no longer accurate, we shall promptly notify the addressees.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Date:
(Name of Purchaser)

By:
Printed
Name:
Title:

Mailing Address of Purchaser:

EXHIBIT C - FORM OF NOTICE OF EXCLUSIVE CONTROL

The Bank of New York Mellon

One Wall Street, New York

New York, New York 10286

Attention:                                         Broker Dealer Services

Re: Piper Jaffray & Co. Series II-A CP Notes

We hereby instruct you pursuant to Section 5.04 (a) of the  Indenture, dated as of April 30, 2015 (as supplemented or amended, the “Indenture”), between Piper Jaffray & Co., as Issuer, and The Bank of New York Mellon, as indenture trustee, and Article III, Section 5 of the  Collateral Account Control Agreement, dated as of April 30, 2015 (as supplemented or amended, the “Control Agreement”) among the undersigned, as Securities Intermediary and Secured Party and Piper Jaffray & Co., as Pledgor, that (i) an uncured Event of Default has occurred and is continuing under Section 5.01 of the Indenture, (ii) you (A) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Account held by you for Pledgor, and (B) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to the Collateral or the Collateral Account.

Very truly yours,

The Bank of New York Mellon, not in its individual

capacity but solely as Indenture Trustee

By:
Authorized Signatory

EXHIBIT D - FORM OF ISSUANCE NOTICE

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, New York 10286

Attention:                                         Corporate Trust Administration

Dealing and Trading

Re: Piper Jaffray & Co.— Series II-A CP Notes $150,000,000

The undersigned, an Authorized Representative of Piper Jaffray & Co., does hereby request The Bank of New York Mellon , as Issuing Agent under the  Indenture, dated as of April 30, 2015 (as supplemented or amended, the “Indenture”), between Piper Jaffray & Co., as Issuer, and The Bank of New York Mellon, as Indenture Trustee, Issuing Agent and Paying Agent, to issue pursuant to Section 2.14 of the Indenture, Series II-A CP Notes as follows:

Unless otherwise defined herein, capitalized terms used in this request shall have the meanings assigned to them in the Indenture and the  Collateral Account Control Agreement, dated as of April 30, 2015, by and between the Issuer, as Pledgor, and The Bank of New York Mellon, as Securities Intermediary and the Indenture Trustee, as Secured Party.

Date of Issuance:

Type of Transaction :                                                         (should specify either Free Delivery or Delivery vs. Payment)

DTC Participant#

Type of Series II-A CP Note : [Sold at a discount to the face] or [Interest paying on each Interest Payment Date].

For Interest Paying:

Maturity Date	Principal Amount	Interest Rate

For Discount:

Maturity Date	Principal Amount	Discount Rate

You are requested to increase the principal amount of the Series II-A CP Notes Outstanding on your Master Series II-A CP Note Records to the aggregate principal amount of $                .

Pursuant to Section 2.14 of the Indenture, the undersigned hereby certifies that:

(i)            After the issuance of the Series II-A CP Notes as hereby requested, and the retirement of any Series II-A CP Notes maturing concurrently with the issuance requested hereunder,  the aggregate principal amount of the Series II-A CP Notes will not exceed $150,000,000;

(ii)           The term to Maturity of the Series II-A CP Notes as hereby requested is not less than 27 days and does not exceed 270 days;

(iii)          To the actual knowledge of the Issuer, no Event of Default has occurred and is now continuing;

(iv)          Each representation, warranty and covenant of the Issuer contained in the Indenture is satisfied as of the date hereof, and

(v)           After the issuance of the Series II-A CP Notes as hereby requested, and the retirement of any Series II-A CP Notes maturing concurrently with the issuance requested hereunder, there is no Margin Value Deficiency (i.e., the aggregate Series II-A CP Note Principal Outstanding immediately after the requested issuance shall not exceed the Margin Value).

Dated:

Piper Jaffray & Co.

By:
Authorized Representative

EXHIBIT E - FORM OF DAILY COLLATERAL REPORT

Security Number	Type	Security Description	Maturity Date	Coupon	Price	Factor	Moody	S&P	Issuer	Par Amount	Accrued Interest	Market Value	Market Value of Eligible Collateral	Margin Value

EXHIBIT F - FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT

AGREEMENT, dated as of April 2, 2012 among Piper Jaffray & Co. (“Pledgor”), The Bank of New York Mellon, as Indenture Trustee (“Secured Party”) and The Bank of New York Mellon (“Securities Intermediary”).

W I T N E S S E T H :

WHEREAS, Secured Party and Pledgor have entered into that certain Indenture dated as of April 2, 2012 (the “Indenture”) pursuant to which Pledgor agreed to pledge to Secured Party for the benefit of the Series II-A CP Noteholders (as defined below) pursuant to the Indenture the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to the Series II-A CP Noteholders; and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.             “Account” shall mean a custodial account established and maintained pursuant to this Agreement in which Collateral shall be deposited by Pledgor and pledged to Secured Party and any demand deposit account established and maintained in connection therewith.

2.             “Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Oral and/or Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons (attached hereto as Schedule II) which contains a specimen signature of such person.

3.             “Business Day” shall mean any day on which Securities Intermediary and the appropriate Depositories are open for business.

4.             “Collateral” shall mean the investment property and all proceeds thereof held in the Account.

5.             “Daily Collateral Report” shall mean a report in a form as agreed between the Indenture Trustee and the Pledgor, containing the information required in Exhibit E to the Indenture.

6.             “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.

7.             “Eligible Collateral” shall mean cash, and the types of securities designated as Eligible Collateral on Schedule I attached hereto.

8.             “Indenture” shall mean the  Indenture (as amended, supplemented or restated from time to time).

9.             “Indenture Trustee” shall mean the Secured Party, as indenture trustee under the Indenture.

10.          “Margin Percentage” shall mean the percentage indicated on Schedule I with respect to specific types of Eligible Collateral, as Schedule I may be amended from time to time.

11.          “Margin Value” shall mean the amount obtained by dividing the Market Value of the Collateral by the applicable Margin Percentage.

12.          “Market Value of Eligible Collateral” shall mean, with respect to each type of security constituting Eligible Collateral, the sum of (i) the market value of each such security in the Account based on the most recently available closing bid price for each such security as made available to Securities Intermediary by a recognized pricing service selected by Securities Intermediary; provided however, that if such service does not report a closing bid price for a particular security, the market value shall be as determined by Securities Intermediary in its sole discretion based on information furnished to Securities Intermediary by one or more brokers or dealers in such security, and (ii) accrued interest on each such security (to the extent not reflected in such market value).

13.          “Obligation Amount” shall mean as of any Business Day, the principal amount of the Series II-A CP Notes outstanding pursuant to the Indenture.

14.          “Notice of Exclusive Control” shall mean a written notice given by Secured Party to Securities Intermediary that Secured Party is exercising sole and exclusive control of the Collateral.

15.          “Oral Instructions” shall mean verbal instructions received by Securities Intermediary.

16.          “Series II-A CP Notes” shall mean the Issuer’s senior, secured, commercial paper notes issued pursuant to the Indenture.

17.          “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

18.          “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.  All times set forth herein shall be New York City time unless otherwise noted.

ARTICLE II

APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;

ACCOUNT

1.             Appointment; Identification of Collateral.  (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees.  Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party.  Pledgor hereby authorizes Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral in accordance with this Agreement and the Indenture without further consent or direction from Pledgor or any other party.

2.             Status of Securities Intermediary.  The parties agree that Securities Intermediary is a securities intermediary, and intend that all securities held in the Account shall be treated as financial assets.  This Agreement is intended by Secured Party and Pledgor to grant “control” of the Account to the Secured Party for purposes of perfection of Secured Party’s security interest in the Collateral (granted pursuant to the Indenture) pursuant to Article 8 and Article 9 of the UCC, and Securities Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to the Secured Party of a security interest in the Account.  Securities Intermediary makes no representation or warranties with respect to the creation or enforceability of any security interest in the Account or the Collateral.

3.             Use of Depositories.  Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder.  Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository.  Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository.  Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

ARTICLE III

COLLATERAL SERVICES

1.             Obligation Amount; Collateral Eligibility.  On each Business Day, Secured Party shall provide Written Instructions (which may be by Bank of New York Mellon internal email) to Securities Intermediary on or before the opening of business on such Business Day, indicating the Obligation Amount adjusted to remove any Series II-A CP Notes maturing or being redeemed on such Business Day for which payment has been received (separately identifying the amount of Series II-A CP Notes being issued on such Business Day, if any) with a copy to Pledgor and Pledgor agrees, on the same Business Day, to deliver or cause to be delivered to Securities Intermediary for deposit in the Account Eligible Collateral whose Margin Value is an amount not less than the Obligation Amount as described in Section 2 below.  Securities Intermediary shall determine that the Collateral to be transferred to the Account constitutes Eligible Collateral and verify that the Margin Value of the Eligible Collateral is not less than the Obligation Amount.  Securities which do not constitute Eligible Collateral shall not be transferred to the Account.

2.             Marks to Market.  Securities Intermediary shall mark-to-market the value of the Eligible Collateral in accordance with the following provisions.

(a) If at the opening of any Business Day other than a Business Day on which Series II-A CP Notes are being issued, the Margin Value of Eligible Collateral is less than the Obligation Amount, Securities Intermediary shall provide notice of such shortfall to the Pledgor and to the Secured Party by 1:00 p.m.  Pledgor agrees to deliver to Securities Intermediary for deposit in the Account upon such notice and on or before 3:30 p.m., additional Eligible Collateral (“Additional Collateral”) in an amount such that the Margin Value of Eligible Collateral, including such Additional Collateral, equals or exceeds the Obligation Amount.

(b) On any Business Day on which Series II-A CP Notes are being issued, Pledgor agrees to deliver to Securities Intermediary for deposit in the Account on or before 12:00 noon, Additional Collateral in an amount at least equal to the amount of the Series II-A CP Notes to be issued that Business Day and shall by no later than 12:00 noon cure any Collateral deficiency identified by Securities Intermediary. If Pledgor has failed to deliver sufficient Eligible Collateral to meet or exceed the Obligation Amount as adjusted to reflect the additional amount of Series II-A CP Notes being issued that day (taking into account any maturities and redemptions on that day for which payment has been received), Securities Intermediary shall notify the Secured Party and Pledgor by 1:00 p.m. and the additional Series II-A CP Notes scheduled to close on such Business Day will not be issued.

(c) Securities Intermediary shall determine that all Additional Collateral to be transferred to the Account constitutes Eligible Collateral.  Any Additional Collateral which does not constitute Eligible Collateral shall not be transferred to the Account.  If after the close of trading on any Business Day the Margin Value of Eligible Collateral is greater than the Obligation Amount, Securities Intermediary is authorized to transfer from the Account Eligible Collateral in an amount equal to such excess in accordance with Oral or Written Instructions from Pledgor on such Business Day.

3.             Substitutions.  Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, and other than during such times as Securities Intermediary may advise that substitutions are not permissible, Securities Intermediary is authorized to act upon any Oral or Written Instructions from Pledgor to substitute other Eligible Collateral for any Collateral then held in the Account, provided that the Margin Value of the Eligible Collateral in the Account after such substitution (taken together with the Eligible Collateral not substituted hereunder) shall not be less than the Obligation Amount, provided, however, that on any Business Day on which Series II-A CP Notes are being issued, (x) prior to 12:00 noon the Obligation Amount shall not include the amount of Series II-A CP Notes being issued on such Business Day and (y) on and after 12:00 noon no substitutions shall be permitted.  Notwithstanding the foregoing sentence, Pledgor covenants that on a Business Day other than one on which Series II-A CP Notes are being issued it will not substitute collateral after 3:30 p.m.; provided, however, that Securities Intermediary shall have no duty to ensure that Pledgor complies with the terms of the covenant contained in this sentence.

4.             Payment of Proceeds.  Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary shall transfer to Pledgor (whether by credit to Pledgor’s clearing account at Securities Intermediary or otherwise) all proceeds received by it with respect to the Collateral.  Subject to Section 2 hereof and the return of any excess Collateral as provided thereunder, after Securities Intermediary’s receipt of a Notice of Exclusive Control, Securities Intermediary shall credit to the Account all proceeds received by it with respect to the Collateral.

5.             Notice of Exclusive Control.  Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary is authorized to act upon Pledgor’s Oral or Written Instructions with respect to the Account and Collateral.  Secured Party may, subject to the terms of the Indenture, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary a Notice of Exclusive Control.  Upon receipt of a Notice of Exclusive Control, and a reasonable time to put it into effect, Securities Intermediary shall, without inquiry and in reliance upon such Notice, thereafter comply with Oral or Written Instructions (including entitlement orders) solely from Secured Party with respect to the Account.

6.             Securities Clearing Agreement and Security Agreement.  Pledgor agrees that any fees, charges, expenses and other amounts owed to Securities Intermediary and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Account, including as a result of the advance of any funds to purchase or make payment on or against delivery of any investment property to be held in the Account, shall be “Losses” of the Securities Intermediary for purposes of the Securities Clearing Agreement between Pledgor and Securities Intermediary dated December 31, 2003 (the “Securities Clearing Agreement”) (as such agreement may be amended or replaced), and such Losses shall constitute “Obligations” due to the Securities Intermediary under the Security Agreement dated December 31, 2003 given by Pledgor to Securities Intermediary (as such agreement may be amended or replaced).

7.             Statements.  Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Account and monthly Account statements.  Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure.  Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.  On each Business Day, Securities Intermediary agrees to make available to the Indenture Trustee sufficient information to enable the Indenture Trustee to cause to be prepared and delivered by email to the Pledgor the Daily Collateral Report.

8.             Notice of Adverse Claims.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

ARTICLE IV

GENERAL TERMS AND CONDITIONS

1.             Standard of Care; Indemnification.  (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository.  In no event shall Securities Intermediary be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

(b)           Secured Party, solely in its capacity as Indenture Trustee and only to the extent of available trust assets, and Pledgor agree, jointly and severally, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor and Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s negligence or willful misconduct.  This indemnity shall be a continuing obligation of Pledgor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

2.             No Obligation Regarding Quality of Collateral.  Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3.             No Responsibility Concerning Indenture.  Pledgor and Secured Party hereby agree that, notwithstanding references to the Indenture in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Indenture (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Indenture or to know the terms of the Indenture).

4.             No Duty of Oversight.  Securities Intermediary is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

5.             Advice of Counsel.  Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6.             No Collection Obligations.  Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

7.             Fees and Expenses.  Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time.  Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement.  Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.

8.             Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.  (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written or Oral Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.  Secured Party and Pledgor each agrees (i) to forward to Securities Intermediary Written Instructions confirming its Oral Instructions by the close of business of the same day that such Oral Instructions are given to Securities Intermediary, and (ii) the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Securities Intermediary shall in no way affect the validity or enforceability of transactions authorized and effected by Securities Intermediary pursuant to its Oral Instructions.

(b)           If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person.  Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c)           Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it.  Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d)           If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.  If Secured Party or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9.             Inspection.  Upon reasonable request and provided Securities Intermediary shall suffer no significant disruption of its normal activities, Secured Party or Pledgor shall have access to Securities Intermediary’s books and records relating to the Account during Securities Intermediary’s normal business hours.  Upon reasonable request, copies of any such books and records shall be provided to Secured Party or Pledgor at its expense.

10.          Account Disclosure.  Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect and, to the extent permitted by law, agrees to provide notice of any such information request to Pledgor.  Notwithstanding the foregoing, Securities Intermediary may freely disclose Secured Party’s or Pledgor’s name, address, securities position and other information to the extent required by the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Securities Intermediary or any Depository or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

11.          Force Majeure.  Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

12.          Pricing Services.  Securities Intermediary is authorized to utilize any generally recognized pricing information service (including brokers and dealers of securities) in order to perform its valuation responsibilities hereunder, and Secured Party and Pledgor agree that Securities Intermediary shall not be liable for any loss, damage or expense (including attorney’s fees) incurred as a result of errors or omissions of any such pricing information service, broker or dealer.

13.          No Implied Duties.  Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement.

ARTICLE V

MISCELLANEOUS

1.             Termination.  This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Account pursuant to Pledgor’s Written Instructions, (b) transfer of the Collateral to Secured Party subsequent to Securities Intermediary’s receipt of a Notice of Exclusive Control, or (c) by any party upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate Secured Party’s security interest in the Collateral.  Upon termination pursuant to (c) above, Securities Intermediary shall follow all reasonable joint Written Instructions of Secured Party and Pledgor concerning the transfer of Collateral.  Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2.             Certificates of Authorized Persons.  Secured Party and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

3.             Notices.  (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.

(b)           Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at 101 Barclay Street, 7W New York, NY 10286, Attention: Corporate Trust Administration, Dealing & Trading or at such other place as Secured Party may from time to time designate in writing.

(c)           Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402; Attention: Treasury Department or at such other place as Pledgor may from time to time designate in writing.

4.             Cumulative Rights; No Waiver.  Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

5.             Severability; Amendments; Assignment.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

6.             Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The State of New York shall be deemed to be the location of the Securities Intermediary.  Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  Secured Party, Pledgor and

Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7.             No Third Party Beneficiaries.  In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

8.             Headings.  Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

9.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10.          USA PATRIOT ACT.  Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party.  Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:

Title:

PIPER JAFFRAY & CO.

By:

Title:

THE BANK OF NEW YORK MELLON, as Securities Intermediary

By:

Title:

SCHEDULE I

ELIGIBLE COLLATERAL

Eligible Collateral:	Margin Percentage

Dated:

By

Title:

By

Title:

ACCEPTED:

THE BANK OF NEW YORK MELLON

By

Title:

SCHEDULE II

The following individuals have been designated as Authorized Persons of Secured Party and Pledgor, respectively, in connection with the Collateral Account Control Agreement dated as of                                         .

SECURED PARTY

Name	Signature

PLEDGOR

Name	Signature

APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

1.             License; Use. (a) This Appendix I shall govern Customer’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to Customer, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Customer in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Customer’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) BNYM grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Customer’s relationship with BNYM.  Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services.  Customer acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof.  Customer further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers.  Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services.  Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent.  Customer may not remove any statutory copyright notice or other notice included in the Electronic Services.  Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services.  Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM.  BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current.  Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer’s internal use, and may not be reused, disseminated or redistributed in any form.  Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier.  Third Party Data and Third Party Services should not be used in making any investment decision.  BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES.  BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) Customer understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties.  BNYM make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites.  All such links to third party Internet sites are provided solely as a convenience to Customer and Customer accesses and uses such sites at its own risk.  A link in the Electronic Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2.             Equipment.  Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

3.             Proprietary Information.  The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNYM or its suppliers.  However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.”  Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the licenses granted herein for any reason, Customer shall return to BNYM any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix).  The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.             Modifications.  BNYM reserves the right to modify the Electronic Services from time to time.  Customer agrees not to modify or attempt to modify the Electronic Services without BNYM’s prior written consent.  Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNYM and whether with or without BNYM’s consent, shall become the property of BNYM.

                                                5.             NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY.  BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.”  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.             Security; Reliance; Unauthorized Use; Funds Transfers.  BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and Customer agrees to comply with the security procedures.  Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions.  Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality.  Upon termination of Customer’s use of the Electronic Services, Customer shall return to BNYM any security devices (e.g., token cards) provided by BNYM.  BNYM is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services.  Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services.  With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named.  Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer.  It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7.             Acknowledgments.  BNYM shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not claim that such Written Instruction was received by BNYM.  BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

8.             Viruses.  Customer agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9.             Encryption.  Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data.  Customer agrees that BNYM may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

10.          On-Line Inquiry and Modification of Records. In connection with Customer’s use of the Electronic Services, BNYM may, at Customer’s request, permit Customer to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information.  To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by Customer.

11.          Agents.   Customer may, on advance written notice to the BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on Customer’s behalf, except that the BNYM reserves the right to prohibit Customer’s use of any particular Agent for any reason.  Customer shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Customer.  Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNYM may rely on the representations and warranties made herein in complying with such Written Instruction or communication.  Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer’s behalf.  Upon cessation of any such Agent’s services, Customer shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.